SCHEDULE 14A INFORMATION

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

CELLSTAR CORPORATION

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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To CellStar Corporation Stockholders:

You are cordially invited to attend the 2002 Annual Meeting of Stockholders of CellStar Corporation (the “Company”) to be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on                                 , 2003, at 10:00 a.m., Dallas time.

The attached Notice of Annual Meeting and Proxy Statement fully describe the formal business to be transacted at the annual meeting, which consists of (i) the election of two Class II directors of the Company; (ii) the approval of the CellStar Corporation 2003 Long-Term Incentive Plan; and (iii) the approval of the proposed divestiture of up to 70% of the equity ownership of the Company’s operations in the People’s Republic of China, Hong Kong and Taiwan, resulting in a divestiture of substantially all of the Company’s Asian operations.

Directors and officers of the Company will be present to help host the annual meeting and to respond to any questions that our stockholders may have. I hope you will be able to attend.

For the reasons described in the accompanying Proxy Statement, the Company’s Board of Directors believes that a favorable vote on each of the matters to be considered at the annual meeting is in the best interests of the Company and its stockholders and unanimously recommends a vote “FOR” each such matter. Accordingly, we urge you to review the accompanying material carefully and to return the enclosed proxy promptly.

Please sign, date and return the enclosed proxy without delay. If you attend the annual meeting, you may vote in person even if you have previously mailed a proxy.

I look forward to seeing you at the annual meeting.

Sincerely,

Terry S. Parker

Chief Executive Officer

CELLSTAR CORPORATION

1730 Briercroft Court

Carrollton, Texas 75006

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held                     , 2003

NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders (the “Meeting”) of CellStar Corporation, a Delaware corporation (the “Company”), will be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on                     , 2003, at 10:00 a.m., Dallas time, for the following purposes:

(1) To elect two Class II directors for a term expiring in 2006;

(2) To approve the CellStar Corporation 2003 Long-Term Incentive Plan;

(3) To approve the proposed divestiture of up to 70% of the equity ownership of the Company’s operations in the People’s Republic of China, Hong Kong and Taiwan resulting in a divestiture of substantially all of the Company’s Asian operations; and

(4) To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The close of business on [                        ], 2003, has been fixed by the Company’s Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. For a period of at least ten days prior to the Meeting, a complete list of stockholders entitled to vote at the Meeting will be open for the examination of any stockholder during ordinary business hours at the Company’s offices located at 1730 Briercroft Court, Carrollton, Texas 75006.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. PROXIES FORWARDED BY OR FOR BROKERS OR FIDUCIARIES SHOULD BE RETURNED AS REQUESTED BY THEM.

By Order of the Board of Directors,

Elaine Flud Rodriguez

Senior Vice President, Secretary

and General Counsel

Carrollton, Texas

                                    , 2003

CELLSTAR CORPORATION

1730 Briercroft Court

Carrollton, Texas 75006

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held                         , 2003

This Proxy Statement is furnished in connection with the solicitation of proxies (“Proxies”) by the Board of Directors of CellStar Corporation (the “Company” or “CellStar”) for use at the 2002 Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at the Doubletree Lincoln Center Hotel, 5410 LBJ Freeway, Dallas, Texas, on                         , 2003, at 10:00 a.m., Dallas time, or at such other time and place to which the Meeting may be adjourned. The date on which this Proxy Statement and accompanying Proxy are intended to first be sent or given to stockholders is                         , 2003.

All shares represented by valid Proxies, unless the stockholder specifies otherwise, will be voted (i) FOR the election of the two persons named under “Proposal I – Election of Directors” as nominees for election as Class II directors; (ii) FOR the approval of the CellStar Corporation 2003 Long-Term Incentive Plan (the “2003 Incentive Plan”); and (iii) FOR the approval of the proposed divestiture (the “CellStar Asia Transaction”) of up to 70% of the equity ownership of the Company’s operations in the People’s Republic of China, Hong Kong and Taiwan (the “Greater China Operations”) (which operations constitute substantially all of the assets of the Company’s wholly-owned indirect subsidiary, CellStar International Corporation/Asia (“CellStar International”)). The divestiture shall be accomplished by the transfer of such operations to a newly-formed entity to be owned by CellStar International and indirectly by certain of the directors and senior management of CellStar (Asia) Corporation Limited (“CellStar Asia”), which entity will then effect an initial public offering of its shares on the Stock Exchange of Hong Kong (the “IPO”). CellStar International will sell up to 50% of the equity ownership in such entity, through a combination of the IPO and private placements, resulting in a divestiture of substantially all of the Company’s Asian operations.

The Board of Directors knows of no other business to be presented at the Meeting. If any other business is properly presented, the persons named in the enclosed Proxy have authority to vote on such matters in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a Proxy is to be voted, it will be voted accordingly.

A stockholder executing a Proxy retains the right to revoke it at any time prior to exercise at the Meeting. A Proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later Proxy, or by voting the shares in person at the Meeting.

SUMMARY TERM SHEET

As currently contemplated, the CellStar Asia Transaction will involve the following principal steps:

•	The CellStar Asia management team will incorporate a newly formed corporation in the Cayman Islands (“New CellStar Asia”).

•	CellStar will cause the business and assets associated with its operations in the People’s Republic of China, Hong Kong and Taiwan to be transferred to New CellStar Asia in exchange for 80% of the outstanding shares of New CellStar Asia. See “Proposal III—Approval of the CellStar Asia Transaction—Description of the CellStar Asia Transaction.”

•	CellStar, Ltd. will license certain trademarks and domain names to New CellStar Asia. See “Proposal III—Approval of the CellStar Asia Transaction—Description of the CellStar Asia Transaction.”

•	CellStar International will sell up to 50% of its equity ownership in New CellStar Asia in an initial public offering of the capital stock of New CellStar Asia on the Stock Exchange of Hong Kong and through private placements. See “Proposal III—Approval of the CellStar Asia Transaction—Description of the CellStar Asia Transaction.”

RECORD DATE AND VOTING SECURITIES

The record date for determining the stockholders entitled to notice of and to vote at the Meeting and any postponements and adjournments thereof was the close of business on [                    ], 2003 (the “Record Date”), at which time the Company had issued and outstanding                      shares of common stock, par value $0.01 per share (“Common Stock”). Common Stock is the only class of outstanding voting securities of the Company.

QUORUM AND VOTING

The presence at the Meeting, in person or by Proxy, of the holders of at least a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum for the conduct of business at the Meeting. Each share of Common Stock represented at the Meeting in person or by Proxy will be counted toward a quorum. If a quorum is not present, the Meeting may be adjourned from time to time until a quorum is obtained. If a quorum is present, Proxies voting against any of the proposals will not be used to vote for adjournment in order to allow the Company to continue soliciting Proxies. Each share of Common Stock is entitled to one vote with respect to all matters presented for stockholder vote at the Meeting.

To be elected, the nominees for election as a Class II director must receive the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Votes may be cast in favor of or withheld with respect to each nominee. Votes that are withheld will be counted toward the determination of whether a quorum exists, but will be excluded entirely from the tabulation of votes for election of the specified nominee and, therefore, will not affect the outcome of the vote on such proposal.

Approval of Proposal II requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote on such proposal. Votes may be cast in favor of, against or withheld with respect to such proposal. Votes that are withheld will be counted toward the determination of whether a quorum exists, and will have the same effect as a vote against Proposal II.

Approval of Proposal III requires the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote on such proposal. Votes may be cast in favor of, against or withheld with respect to such proposal. Votes that are withheld will be counted toward the determination of whether a quorum exists, and will have the same effect as a vote against Proposal III.

“Broker non-votes” (i.e., shares held by brokers or nominees as to which the brokers have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares), if any, will be counted as present for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has indicated on the Proxy or otherwise advised the Company that it does not have discretionary voting authority, those shares will be treated as not entitled to vote with respect to that matter. Broker non-votes will have no effect on Proposal I, Proposal II or Proposal III.

PROPOSAL I

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a board of directors (the “Board” or the “Board of Directors”) divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year at the Company’s Annual Meeting of Stockholders. Each class of directors is elected for a term of three years, except in the case of elections to fill vacancies or newly created directorships.

There are two Class II directors to be elected for a term expiring at the Company’s Annual Meeting of Stockholders in 2006 or until their successors have been elected and qualified. It is intended that the names of the nominees indicated below will be placed in nomination and that the persons named in the Proxy will vote for their election. Each of the nominees has indicated his willingness to serve as a member of the Board of Directors if elected; however, in case any nominee shall become unavailable for election to the Board of Directors for any reason not currently known or contemplated, the persons named in the Proxy will have discretionary authority to vote the Proxy for a substitute. Proxies cannot be voted for more than two nominees.

Information concerning the two nominees proposed by the Board of Directors for election as Class II directors, along with information concerning the current Class I and Class III directors, whose terms of office will continue after the Meeting, is set forth below.

The nominees for election as Class II directors are as follows:

Class II Nominees—Terms Expiring in 2006

Name	Age	Current Position
James L. Johnson	75	Chairman of the Board
John L. (“J.L.”) Jackson	71	Director

The current directors whose terms will expire after 2003 are as follows:

Class I Director—Term Expiring in 2005

Name	Age	Current Position
Dale V. Kesler	64	Director
Jere W. Thompson	71	Director

Class III Director—Term Expiring in 2004

Name	Age	Current Position
Terry S. Parker	58	Chief Executive Officer

Set forth below is a description of the backgrounds of each of the directors of the Company.

Dale V. Kesler has served as a director of the Company since March 1999. Mr. Kesler retired as an active partner of the professional accounting firm of Arthur Andersen LLP in 1996 and served as the Managing Partner of Arthur Andersen’s Dallas/Fort Worth office from 1983 to 1994. Mr. Kesler was responsible for strategic planning on a world-wide basis for the Audit and Business Advisory practices of Arthur Andersen in 1982 and 1983 and served as the head of the Audit Practice in the firm’s Dallas office from 1973 to 1982. Mr. Kesler also serves on the Board of Directors of Elcor Corporation, New Millennium Homes, Resource Services, Inc., Triad Hospitals, Inc. and IMCO Recycling Inc., and serves as an advisory board member to Snelling and Snelling, Inc. Mr. Kesler currently serves as Chairman of the Audit Committee of the Board of Directors.

James L. Johnson has served as the non-executive Chairman of the Board of Directors since July 2001 and as a director of the Company since March 1994. Mr. Johnson has been Chairman Emeritus of GTE Corporation since May 1992 and served as GTE’s Chairman and Chief Executive Officer from April 1988 to April 1992. Mr. Johnson began his career with Southwestern Associated Telephone Company (the predecessor company of GTE Central) in 1949. He was a member of GTE’s Board of Directors from 1985 to May 1999 and a member of the Board of Directors of Finova Group Incorporated (formerly GTE Financial) until 2001. He is currently a director of Harte Hanks Communications, Inc. and M.O.N.Y (Mutual of New York, Inc.). Mr. Johnson is also past Chairman of the United States Telephone Association. Mr. Johnson currently serves on the Nominating and Compensation Committees of the Board of Directors.

John L. (“J.L.”) Jackson has served as a director of the Company since March 1999. Mr. Jackson served as Chairman and Chief Executive Officer of Global Industrial Technologies, Inc. (formerly INDRESCO) from 1993 to 1998. Before joining Global Industrial Technologies, Mr. Jackson was engaged in private executive business consulting from 1987 to 1993. From 1983 to 1987, Mr. Jackson served as a Director and as the President and Chief Operating Officer of Diamond Shamrock Corporation, and was Executive Vice President of Diamond Shamrock and President of its then newly-formed coal unit from 1979 to 1983. Mr. Jackson has served on numerous Boards of Directors, including the Fourth District Federal Reserve Bank of Cleveland, First Republic Bank, American Federal Bank, Hadson Energy Resources and National Gypsum Company. Mr. Jackson currently serves as Chairman of the Compensation Committee of the Board of Directors and also serves on the Audit Committee of the Board of Directors.

Jere W. Thompson has served as a director of the Company since October 1999. Mr. Thompson served as President and Chief Executive Officer of The Southland Corporation from 1986 to 1991. Mr. Thompson joined Southland in 1954 and was made Vice President of store operations in 1962. He became Southland’s President in 1973 and was elected to Southland’s Board of Directors in 1961. Mr. Thompson was engaged in private business consulting from 1991 to 1996 when he became the President of The Williamsburg Corporation. Mr. Thompson serves on the Board of Directors and is the former Chairman of The National Center for Policy Analysis. He is also a board member of St. Paul and Zale Lipshy University Hospitals, and a member and former Chairman of The Development Board and the College and Graduate School of Business Foundation Advisory Council for The University of Texas at Austin. Mr. Thompson currently serves as Chairman of the Nominating Committee of the Board of Directors and also serves on the Audit and Compensation Committees of the Board of Directors.

Terry S. Parker has served as Chief Executive Officer of the Company since July 2001, as a director of the Company since March 1995 and as President and Chief Operating Officer of the Company from March 1995 through July 1996. Mr. Parker served as Senior Vice President of GTE Corporation and President of GTE’s Personal Communications Services, GTE’s wireless division, from October 1993 until he joined the Company. From 1991 to 1993, Mr. Parker served as President of GTE Telecommunications Products and Services. Prior to 1991, Mr. Parker served as President of GTE Mobile Communications. Mr. Parker served on the Board of Directors for Nucentrix Corporation from 1998 until 2001, the Board of Directors of Highway Master Communications, Inc. from 1995 to 2000, the Board of Directors of Illinois Superconductor Corporation from 1998 to 2000, the Board of Directors of Equalnet Corporation from 1996 to 1999, and the Board of Directors of Telenetics Corporation from May 2000 to March 2001. Mr. Parker also served as the President and Chief Executive Officer of Telenetics from September 2000 until March 2001.

The Board of Directors recommends a vote FOR the election of the nominees for Class II Directors named above.

MEETINGS OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. The Board of Directors met fourteen times and acted by unanimous written consent on one occasion during the 2002 fiscal year. During the 2002 fiscal year, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a director.

The Board of Directors has established Audit, Compensation and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during the 2002 fiscal year are described below.

Compensation Committee.    The Board of Directors has a standing Compensation Committee, which has the power to oversee and recommend to the Board of Directors the compensation policies of the Company and the specific compensation of the Company’s executives. The Compensation Committee also has the power to administer the 1993 Amended and Restated Long-Term Incentive Plan (the “1993 Plan”), the Amended and Restated Annual Incentive Compensation Plan (the “Incentive Plan”), the 1994 Amended and Restated Non-Employee Director Nonqualified Stock Option Plan (the “Directors’ Plan”) and the 2003 Incentive Plan. Messrs. Jackson, Johnson and Thompson are the current members of the Compensation Committee. Mr. Jackson serves as Chairman of the Compensation Committee. The Compensation Committee met six times and acted by unanimous consent on one occasion during the 2002 fiscal year.

The Board of Directors has established an arrangement for the granting and issuance of stock options to non-executive employees of the Company under the 1993 Plan. This arrangement provides for a specified number of options (as recommended by the Compensation Committee to the Board) to be made available to each of the Company’s regions, which options may be dispensed at the discretion of the regional management as approved by the Chief Executive Officer to eligible non-executive employees within that region during the course of the fiscal year. In the event the regional management dispenses its entire allotment of options before the end of the fiscal year, the Compensation Committee may, but is not obligated to, allocate an additional number of options to the region for distribution to non-executive employees within that region. The Board of Directors will establish a similar arrangement for the granting and issuance of stock options to non-executive employees of the Company under the 2003 Incentive Plan.

Nominating Committee.    The Board of Directors has a standing Nominating Committee which has the responsibility of (i) evaluating and selecting candidates to fill vacancies on the Board of Directors, and (ii) considering director nominees presented by stockholders. Messrs. Thompson and Johnson are the current members of the Nominating Committee. Mr. Thompson serves as Chairman of the Nominating Committee. The Nominating Committee did not meet and did not act by unanimous written consent in fiscal 2002.

The Company’s Certificate of Incorporation provides that a stockholder may nominate a person or persons for election to the Board of Directors at a meeting of the Company’s stockholders only if written notice of such nomination (a “Stockholder’s Notice”) is received by the Secretary of the Company no less than 60 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, the Stockholder’s Notice must be received by the Company no later than the close of business on the tenth day following the first to occur of the date on which such notice was mailed or the date that public disclosure of the date of the meeting was made. The Certificate of Incorporation requires that the Stockholder’s Notice include: (i) the name, business address, and residence address of the nominating stockholder; (ii) a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Stockholder’s Notice; (iii) the name, age, business address, residence address and principal occupation of the nominee; (iv) a description of all arrangements or understandings between the nominating stockholder and such nominee or nominees and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the nominating stockholder; (v) any other information relating to the nominating stockholder and such nominee or nominees that is required to be disclosed in a proxy statement or Schedule 13D filing; and (vi) the consent of each such nominee to serve as a director of the Company if elected.

Audit Committee.    The Board of Directors has a standing Audit Committee, which has been charged with certain powers and duties including, among others, authority to (i) recommend to the Board the appointment of the firm selected to be independent certified public accountants for the Company and monitor the performance of such firm; (ii) review and approve the scope of the annual audit and evaluate with the independent certified public accountants the Company’s annual audit and annual consolidated financial statements; (iii) review with management the status of internal accounting controls and internal audit procedures and results; (iv) evaluate problem areas having a potential financial impact on the Company that may be brought to the Committee’s attention by management, the independent certified public accountants or the Board; and (v) evaluate the public financial reporting documents of the Company. The Audit Committee is required to have at least three members, all of whom must be “independent directors” as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, as may be modified or supplemented. Messrs. Kesler, Thompson and Jackson are the current members of the Audit Committee. Mr. Thompson was appointed to the Audit Committee effective as of April 2, 2002. Mr. Johnson served as a member of the Audit Committee in fiscal 2002 until Mr. Thompson’s appointment. The Audit Committee met eleven times during the 2002 fiscal year. The Board of Directors has concluded that each member of the Audit Committee is an “independent director” as defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. In addition, no member of the Audit Committee accepted any consulting, advisory, or other compensatory fee from the Company, and no member of the Audit Committee was an affiliate of the Company or any of its subsidiaries in fiscal 2002.

Report of the Audit Committee of the Board of Directors

The Board of Directors adopted a formal written charter for the Audit Committee on September 27, 1999, and subsequently amended and restated the Audit Committee charter on January 21, 2000, and again on September 5, 2001, in accordance with the listing standards of the National Association of Securities Dealers and the regulations of the Securities and Exchange Commission (the “SEC”) regarding audit committees.

In fulfilling its responsibilities as set forth in its charter, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended November 30, 2002. The Audit Committee also discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications.

The Audit Committee received the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent accountants their independence from the Company.

The Audit Committee reviewed and discussed with internal audit services the audit scope and plan for fiscal 2003, significant audit findings during fiscal 2002 and management’s response thereto.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended November 30, 2002 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002 as filed with the SEC on February 28, 2003, and the Board of Directors approved the recommendation.

Dale V. Kesler

John L. (“J.L.”) Jackson

Jere W. Thompson

Principal Accountant Fees

The following table summarizes the fees paid or payable to KPMG LLP for services rendered for the fiscal year ended November 30, 2002 (in thousands).

Audit Fees		$1,086
Financial Information Systems Design and Implementation Fees		—

All Other Fees:
Audit Related Fees	$544
Tax Fees	956	1,500

		$2,586

The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the principal accountant’s independence.

PROPOSAL II

APPROVAL OF THE CELLSTAR CORPORATION

2003 LONG-TERM INCENTIVE PLAN

The Board of Directors has adopted the 2003 Incentive Plan effective as of March 13, 2003. A copy of the 2003 Incentive Plan, which is being submitted for stockholder approval at the Meeting, is attached to this Proxy Statement as Appendix A. The 2003 Incentive Plan will replace the 1993 Plan, which expires on December 3, 2003.

There are currently outstanding under the 1993 Plan options covering approximately 1,860,000 shares, approximately 700,000 of which have exercise prices that are significantly higher than the current market price of the Common Stock. In an effort to provide the intended motivation and retention for employees, the Company intends to implement, during the summer of 2003, a stock option exchange program under the terms of which eligible holders of outstanding options with an exercise price of $24.00 or more per share will be allowed to exchange such options for new options with an exercise price equal to the market value of the Common Stock as of a date at least six months and one day after acceptance of the outstanding options into the exchange program. The number of shares of Common Stock subject to the new options will be equal to one-third of the shares subject to the options tendered and accepted by the Company for cancellation pursuant to the exchange program. The new options will be issued under the 2003 Incentive Plan. The Company estimates that, as of March 7, 2003, holders of outstanding options to purchase approximately 180,000 shares of Common Stock would be eligible to participate in the stock option exchange program and that new options to purchase approximately 60,000 shares of Common Stock would be issued if all outstanding options eligible for the exchange program participate in the exchange program. All holders of outstanding options will be eligible to participate in the exchange program, excluding directors, executive officers, certain key employees and consultants. Options that are tendered for exchange, accepted and cancelled will not be reissued. WHEN CELLSTAR BEGINS THE STOCK OPTION EXCHANGE PROGRAM, IT WILL FILE A TENDER OFFER STATEMENT AND OTHER RELATED DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. ELIGIBLE HOLDERS OF OUTSTANDING OPTIONS ARE STRONGLY ADVISED TO READ THESE DOCUMENTS WHEN THEY ARE AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. OPTIONHOLDERS MAY OBTAIN A FREE COPY OF THESE DOCUMENTS, WHEN THEY ARE AVAILABLE, FROM CELLSTAR OR AT WWW.SEC.GOV.

If the CellStar Asia Transaction, which is the subject of Proposal III of this Proxy Statement, is approved by the Company’s stockholders and completed, options granted under the 1993 Plan to employees of those subsidiaries that are included in the Greater China Operations will terminate, and those employees will have 30 days from such termination to exercise any vested options. Many of those options will be ineligible for the exchange program and have exercise prices that are significantly higher than the current market price of the Common Stock, and consequently are not expected to be exercised. Therefore, the Company estimates that options to purchase an aggregate of approximately 600,000 shares subject to those options will be cancelled. The Company will not reissue any options that are so cancelled.

The following is a brief summary of certain provisions of the 2003 Incentive Plan, which summary is qualified in its entirety by reference to the full text of the 2003 Incentive Plan. Stockholders are urged to review carefully the entire text of the 2003 Incentive Plan attached hereto as Appendix A.

Administration of the 2003 Incentive Plan

The 2003 Incentive Plan is currently administered by the Compensation Committee of the Board of Directors. References to the “Committee” in this discussion of Proposal II shall mean the Compensation Committee. Any member of the Committee may be removed, with or without cause, from the Committee at any time by resolution of the Board. The Committee has, subject to the terms of the 2003 Incentive Plan, the sole authority to grant Awards (as hereinafter defined) thereunder, to construe and interpret the 2003 Incentive Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 2003 Incentive Plan. Any interpretation, determination or other actions made or taken by the Committee will be final, binding and conclusive on all parties.

Notwithstanding the foregoing, the Board may delegate to the Chief Executive Officer (“CEO”) of the Company the authority, subject to the terms of the 2003 Incentive Plan and such terms as the Board shall determine, to determine and designate from time to time the eligible persons to whom Awards may be granted and to perform other specified functions under the 2003 Incentive Plan.

Eligibility

Any employee, director or advisor of the Company or its subsidiaries is eligible to participate in the 2003 Incentive Plan; however, only employees of the Company and its subsidiaries are eligible to receive incentive stock options. As of March 7, 2003, approximately 70 persons will be eligible for participation in the 2003 Incentive Plan. Unless earlier terminated by action of the Board of Directors or the Committee, the 2003 Incentive Plan will terminate on March 12, 2013.

Description of Awards

The 2003 Incentive Plan provides for the grant of any or all of the following types of awards (collectively, “Awards”): (i) stock options, including “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and non-qualified stock options; (ii) stock appreciation rights, in tandem with stock options or freestanding; (iii) restricted stock; and (iv) cash awards. Awards may be granted singly, in combination, or in tandem, as determined by the Committee in its discretion. The Committee generally has the authority to fix the terms and number of Awards to be granted under the 2003 Incentive Plan; provided that no participant may receive during any fiscal year Awards covering an aggregate of more than 150,000 shares of Common Stock under the 2003 Incentive Plan. With respect to any restrictions (“Mandated Restrictions”) under the 2003 Incentive Plan that are based on the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Sections 422 or 162(m) of the Code, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction (collectively, “Applicable Law”), to the extent that any such Mandated Restrictions are no longer required by Applicable Law, the Committee and the CEO, as applicable, shall have the discretion and authority to grant Awards under the 2003 Incentive Plan that are not subject to such Mandated Restrictions and to waive any such Mandated Restrictions with respect to outstanding Awards.

Stock options are exercisable to purchase Common Stock during a period specified in each option agreement and are exercisable in installments pursuant to a vesting schedule designated by the Committee. Stock appreciation rights entitle the holder to receive cash or (in the discretion of the Committee) shares of Common Stock having a value equal to the appreciation in the fair market value of the Common Stock underlying the stock appreciation right from the date of grant to the date of exercise. Restricted stock awards give the recipient the right to receive a specified number of shares of Common Stock, subject to such terms, conditions and restrictions as the Committee deems appropriate. Restrictions may include limitations on the right to transfer or encumber the restricted stock until the expiration of a specified period of time and forfeiture of the restricted stock upon the occurrence of certain events such as termination of employment prior to the expiration of a specified period of time.

An aggregate of 1,000,000 shares of Common Stock are currently authorized and reserved for issuance under the 2003 Incentive Plan, subject to adjustments as described under “Adjustments” below. Shares to be optioned and sold may be made available from either authorized but unissued Common Stock, Common Stock held by the Company in its treasury or Common Stock purchased by the Company on the open market or otherwise. If an option granted under the 2003 Incentive Plan terminates or expires without having been exercised in full, or restricted stock granted under the 2003 Incentive Plan is forfeited for any reason, the unexercised or forfeited shares will be available for further grants of Awards under the 2003 Incentive Plan.

The 2003 Incentive Plan requires that the purchase price per share under any option or stock appreciation right may not be less than 100% of the fair market value of the underlying shares of Common Stock on the date of grant, or 110% of such value in the case of incentive stock options granted to any employee owning more than ten percent of the total combined voting power of all classes of stock of the Company (a “Ten Percent Owner”). In addition, the term of any option or stock appreciation right may not exceed ten years, or five years in the case of incentive stock options granted to a Ten Percent Owner. No option may be exercised beyond the expiration of its term. Vesting schedules for outstanding options may range from 100% vesting on the first anniversary of the date of grant to 25% vesting per year, generally beginning on the first anniversary of the date of grant. In addition, the vesting of certain outstanding options may be tied to the achievement of performance goals. The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year may not exceed $100,000.

The 2003 Incentive Plan provides that, in the event of a Change of Control, all unvested options and stock appreciation rights will become fully exercisable, and all restrictions will lapse with respect to outstanding shares of restricted stock. “Change of Control” is defined as the occurrence of any of the following events: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the effective date of the 2003 Incentive Plan were directors or (y) become directors after the effective date of the 2003 Incentive Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date of the 2003 Incentive Plan or whose election or nomination for election was previously so approved; or (v) in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. To the extent that a participant’s employment agreement differs from the 2003 Incentive Plan with respect to the meaning of “Change of Control,” if such employment agreement has been approved by the Committee, the definition included in such employment agreement will govern.

The exercise price for any option may be paid as follows: (i) in cash or by certified check, bank draft, or money order payable to the order of the Company; (ii) in Common Stock (including restricted stock) owned by the participant and valued at its fair market value on the date of exercise, and which the participant has not acquired from the Company within six months prior to the date of exercise; (iii) by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the option or to pledge such shares as collateral for a loan from a third party and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (iv) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. Except as may otherwise be provided in an option agreement, if the participant fails to pay for any of the option shares or fails to accept delivery of those shares, the participant’s right to purchase such shares may be forfeited. The closing price of the Common Stock on April 17, 2003, as quoted by The Nasdaq National Market System, was $6.99.

The 2003 Incentive Plan provides that, unless otherwise permitted by the Committee, in its sole discretion, in the event of termination of a participant’s service with the Company (i) any options and/or stock appreciation rights held by such participant may be exercised, to the extent exercisable on the date of termination, (a) for 12 months after termination, if termination is due to death or disability; (b) for three months after termination, if termination is due to retirement; and (c) for 30 days after termination, if termination is due to any reason other than death, disability or retirement; provided that no option or stock appreciation right may be exercisable beyond its original expiration date; and (ii) any unvested shares of restricted stock held by such terminated participant will be forfeited. If a participant forfeits unvested shares of restricted stock and has paid consideration to the Company for such forfeited restricted stock, the Company is required to repay to the participant an amount equal to the lesser of the total consideration paid by the participant for such forfeited shares or the fair market value of such forfeited shares as of the date of the participant’s termination.

Restrictions

The options and stock appreciation rights granted under the 2003 Incentive Plan are not transferable or assignable other than by will or by the laws of descent and distribution. The designation by a participant of a beneficiary will not constitute a transfer of a stock option or stock appreciation right. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in an award agreement that non-qualified stock options or stock appreciation rights may be transferable (subject to certain restrictions for participants subject to the reporting requirements under Section 16 of the Exchange Act).

The Company is not required to sell or issue shares of Common Stock under any Award if the Committee determines, in its sole discretion, (i) that issuance of Common Stock would violate any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including Section 16 of the Exchange Act and Section 162(m) of the Code) or (ii) that a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished. As a condition of any sale or issuance of shares of Common Stock under an Award, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.

Adjustments

The 2003 Incentive Plan provides that (i) the maximum number of shares that may be awarded under the 2003 Incentive Plan and the maximum number of shares that may be awarded to any participant, (ii) the number of shares subject to outstanding options and stock appreciation rights and the exercise prices of such options and stock appreciation rights and (iii) the number of outstanding shares of restricted stock, are subject to such adjustments as are appropriate to reflect any stock dividend or other distribution, recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, share combination, share repurchase, exchange of shares, issuance of warrants or other rights to purchase shares or other similar corporate transaction or event affecting the Common Stock. No adjustment shall be made for the issuance of securities for consideration, as may be determined by the Board of Directors. The approval of Proposal III will not result in an adjustment.

If the Company merges or consolidates and the Company is not the surviving or resulting corporation, each share of Common Stock subject to an outstanding Award will be substituted for that number of shares of stock or that amount of cash or property of the surviving, resulting or consolidated company and such outstanding Award will be thereafter exercisable for such stock, cash or property in accordance with its terms. If the Company transfers all or substantially all of its assets to another entity or dissolves or liquidates or winds up its affairs, then each participant may thereafter receive upon exercise of an Award, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock as if such Award had been exercised immediately prior to such sale, dissolution, liquidation or winding up. Notwithstanding these adjustment provisions, all Awards granted under the 2003 Incentive Plan may be canceled by the Company, in its sole discretion, upon a merger, consolidation or share exchange of the Company in which the Company is not the surviving or resulting corporation, or the reorganization, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company, subject to each participant’s right to exercise his or her option or stock appreciation right for a period of 30 days immediately preceding the effective date of such event.

Upon the occurrence of an event requiring adjustment of the exercise price or shares issuable upon exercise, the Company is required to mail a copy of its computation of the adjustment to all participants, which will be binding on each participant.

If the Company makes a partial distribution of its assets in the nature of a partial liquidation (except for certain cash dividends) then the exercise price then in effect with respect to each outstanding stock option and stock appreciation right will be reduced in proportion to the percentage reduction in the tangible book value of the shares of Common Stock as a result of such distribution.

Amendment of the 2003 Incentive Plan

The Board of Directors or, if authorized, the Committee, may from time to time discontinue or amend the 2003 Incentive Plan without the consent of the stockholders unless stockholder approval is required under the Code or if required by any law, regulation or stock exchange or inter-dealer quotation system on which the shares of Common Stock to be issued pursuant to an Award are listed or quoted. Neither the Board of Directors, nor the Committee, may increase the number of shares authorized and reserved for issuance under the 2003 Incentive Plan without stockholder approval. In addition, if an amendment would adversely affect an outstanding Award, the consent of the participant holding that Award must be obtained.

Summary of Certain Federal Income Tax Consequences of the 2003 Incentive Plan

Incentive Stock Options.    No taxable income is realized by a participant and no tax deduction is available to the Company upon either the grant or exercise of an incentive stock option. If a participant holds the shares acquired upon the exercise of an incentive stock option for more than one year after the issuance of the shares upon exercise of the incentive stock option and more than two years after the date of the grant of the incentive stock option (the “ISO Holding Period”), the difference between the exercise price and the amount realized upon the sale of the shares will be treated as a long-term capital gain or loss and no deduction will be available to the Company. If the shares are transferred before the expiration of the ISO Holding Period, the participant will realize ordinary income on the portion of the gain, if any, equal to the difference between the incentive stock option exercise price and the fair market value of the shares on the date of exercise or, if less, the difference between the amount realized on the disposition and the adjusted basis of the stock. The Company will also be entitled to a deduction on such amount unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. See “Executive Compensation—Report of the Compensation Committee of the Board of Directors on Executive Compensation—Internal Revenue Code Section 162(m).” Any further gain or loss from an arm’s-length sale or exchange will be taxable as a long-term or short-term capital gain or loss, depending upon the holding period before disposition. Certain special rules apply if an incentive stock option is exercised by tendering stock.

The difference between the incentive stock option exercise price and the fair market value at the time of exercise of the Common Stock acquired upon the exercise of the incentive stock option may give rise to alternative minimum taxable income subject to an alternative minimum tax whether or not the participant makes a disposition of such shares. Special rules also may apply in certain cases where there are subsequent sales of shares in disqualifying dispositions and to determine the basis of the stock for purposes of computing alternative minimum taxable income on subsequent sale of the shares.

Non-qualified Stock Options.    No taxable income generally is realized by the participant and no deduction is available to the Company upon the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the participant will realize ordinary income on the portion of the gain, if any, equal to the difference between the non-qualified stock option exercise price and the fair market value of the shares on the date of exercise. The Company will also be entitled to a deduction on such amount unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. See “Executive Compensation—Report of the Compensation Committee of the Board of Directors on Executive

Compensation—Internal Revenue Code Section 162(m).” The tax basis of shares acquired by the participant will be the fair market value of such shares on the date of exercise. When a participant disposes of shares acquired upon exercise of a non-qualified stock option, the difference between the fair market value of the shares on the date of exercise and the amount realized upon the sale of the shares generally will be treated as a capital gain or loss and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the non-qualified stock option. The exercise of a non-qualified stock option will not trigger the alternative minimum tax consequences applicable to incentive stock options.

Stock Appreciation Rights.    No taxable income is realized by a participant and no deduction is available to the Company upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will realize ordinary income equal to the cash and/or the fair market value on the date of exercise of the shares received from the Company. The Company will also be entitled to a deduction on such amount unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. See “Executive Compensation—Report of the Compensation Committee of the Board of Directors on Executive Compensation—Internal Revenue Code Section 162(m).” The tax basis of any shares received by the participant will be the fair market value on the date of exercise. When a participant disposes of shares received upon exercise of a stock appreciation right, the difference between the fair market value of the shares on the date of exercise and the amount realized upon the sale of the shares generally will be treated as a capital gain or loss and will be long-term or short-term, depending on the holding period of the shares. The holding period commences upon exercise of the stock appreciation right.

Restricted Stock.    Unless a participant otherwise elects to be taxed upon receipt of shares of restricted stock under the 2003 Incentive Plan, no taxable income is realized by the participant and no deduction is available to the Company upon the grant of restricted stock. However, the participant will realize ordinary income on the difference between the amount paid, if any, for the shares and the fair market value of the shares as of the first date the participant’s interest in the shares is no longer subject to a substantial risk of forfeiture or such shares become transferable. A participant’s rights in restricted stock awarded under the 2003 Incentive Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the participant. Where shares of restricted stock received under the 2003 Incentive Plan are subject to a substantial risk of forfeiture, the participant can elect to realize ordinary income on the difference between the amount paid, if any, for the shares and the fair market value of the shares on the date of receipt in the year of receipt. To be effective, the election must be filed with the Internal Revenue Service within 30 days after the date the shares are transferred to the participant. The Company will also be entitled to a deduction on the difference between the amount paid, if any, for the shares and the fair market value of the shares on the date of receipt, unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. See “Executive Compensation—Report of the Compensation Committee of the Board of Directors on Executive Compensation—Internal Revenue Code Section 162(m).” When a participant disposes of restricted shares received pursuant to the 2003 Incentive Plan, the difference between the fair market value of the shares on the date of receipt and the amount realized upon the sale of the shares generally will be treated as a capital gain or loss and will be long-term or short-term, depending on the holding period of the shares. The holding period commences on the date of receipt of the restricted shares.

Cash Awards.    No taxable income is realized by a participant and no deduction is available to the Company upon the grant of a cash award if the award is subject to a substantial risk of forfeiture. However, the participant will realize ordinary income equal to the cash and/or the fair market value of any shares of Common Stock received from the Company as of the first date the award is no longer subject to a substantial risk of forfeiture. Notwithstanding the foregoing, if a cash award is paid in whole or in part in shares of Common Stock and the participant is subject to Section 16(b) of the Exchange Act on the date of receipt of such shares, the participant generally will not realize ordinary income until the expiration of six months from the date of receipt, unless the participant elects to realize ordinary income equal to the fair market value of the shares on the date of receipt. The Company will also be entitled to a deduction on such amount, unless such amount exceeds the Deduction Limitation and does not satisfy an exception to the Deduction Limitation. See “Executive Compensation—Report

of the Compensation Committee of the Board of Directors on Executive Compensation—Internal Revenue Code Section 162(m).” No taxable income is realized by a participant and no deduction is available to the Company with respect to any stock options received pursuant to a cash award. Taxation to the participant (and deductibility for the Company) with respect to such stock options will be governed by the same rules as set forth above with respect to non-qualified stock options.

Other Tax Matters.    If unmatured installments of Awards are accelerated as a result of a Change of Control, any amounts received from the exercise by a participant of a stock option, the lapse of restrictions on restricted stock or the deemed satisfaction of conditions of performance-based awards may be included in determining whether or not a participant has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income tax) payable by the participant on certain payments of Common Stock or cash resulting from such exercise or deemed satisfaction of conditions of performance awards or, in the case of restricted stock, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss by the Company of a compensation deduction.

2003 Incentive Plan Benefits

Because awards under the 2003 Incentive Plan are discretionary, the Company cannot currently determine the number of Awards that may be granted under the 2003 Incentive Plan. In fiscal 2002, pursuant to the 1993 Plan, the following individuals and groups were granted options to purchase shares of Common Stock in the amounts indicated:

Name and Principal Position	Number of Options Granted Under 1993 Plan in Fiscal 2002(1)
Terry S. Parker	—	(2)
Chief Executive Officer

A.S. Horng	260,000	(3)
Chairman, Chief Executive
Officer and General Manager of CellStar (Asia) Corporation Limited

Robert A. Kaiser	80,000	(4)
Senior Vice President and Chief Financial Officer

Lawrence King	7,000
President and Chief Operating Officer of Asia-Pacific Region

Elaine Flud Rodriguez	10,000
Senior Vice President, Secretary and General Counsel

All Current Executive Officers as a Group	359,600	(5)

All Current Non-Executive Directors as a Group	4,000

All Employees, Including Officers Other Than Executive Officers	120,700

(1)	All option grants have been adjusted for the Company’s one-for-five reverse stock split (the “Reverse Split”) that was effected on February 22, 2002. Had the 2003 Incentive Plan been in place in fiscal 2002, it is expected that the individuals and groups listed in the table would have received the same grants as those given in fiscal 2002 under the 1993 Plan.
(2)	Terry Parker, Chief Executive Officer, received no options in fiscal 2002 since he had received a large grant in connection with his employment agreement in July 2001.
(3)	Includes options to purchase 200,000 shares of Common Stock granted in connection with Mr. Horng’s new employment agreement dated July 5, 2002, and considered to be non-recurring.

(4)	Consists of options to purchase 80,000 shares of Common Stock granted in connection with Mr. Kaiser’s employment agreement dated December 12, 2001, and considered to be non-recurring.
(5)	Includes options to purchase 2,600 shares of Common Stock granted to executive officers not named in the table.

The Board of Directors recommends a vote FOR the proposal to approve the 2003 Incentive Plan.

PROPOSAL III

APPROVAL OF THE CELLSTAR ASIA TRANSACTION

Description of Greater China Operations

After the CellStar Asia Transaction, the Company will have divested up to 70% of its ownership of the Company’s operations in the People’s Republic of China (the “PRC”), Hong Kong and Taiwan (collectively, the “Greater China Operations”). Management of the Company believes that in the countries in which the Greater China Operations operate, primarily in the PRC, demand for wireless communications services has been and should continue to be driven by an unsatisfied demand for basic phone service due to the lack of adequate landline service and limited wireless penetration. Management of the Company believes that wireless systems in this region offer a more attractive alternative to landline systems because wireless systems do not require the substantial amount of time and investment in infrastructure (in the form of buried or overhead cables) associated with landline systems. Based on these and other factors, as well as the large population base and economic growth in this region, management of the Company believes that phone users will increasingly use wireless systems. In addition, declining tariffs and low-end handsets are expected to increase penetration in the future, as a larger proportion of the population will be able to afford to use wireless communication services.

In the PRC, according to data provided by the Ministry of Information and Industry of the PRC (the “MII”), the number of mobile telephone subscribers in recent years has increased at a compound annual growth rate of 103%, from approximately 177,000 at the end of 1992 to approximately 206.6 million at the end of 2002. The information provided by the MII is publicly available from their website at www.mii.gov/cn. This growth is expected to continue, with the number of subscribers in the PRC predicted to expand to 285 million by the year 2006, according to research compiled by Datamonitor, a business information company. Datamonitor has received no compensation from the Company in connection with such research. As of December 2002, the PRC had a penetration rate of approximately 16%. Based on these and other factors, as well as the large population base and economic growth in this region, management of the Company believes that phone users will increasingly use wireless systems, which should continue to create growth opportunities in the region.

The Greater China Operations offer wireless handsets and accessories manufactured by original equipment manufacturers, such as Nokia, Motorola, Sony Ericsson and NEC, and aftermarket accessories manufactured by a variety of suppliers. Throughout the regions of operation, the Greater China Operations act as a wholesale distributor of wireless handsets to large and small volume purchasers.

In the PRC, the Company purchases wireless handsets locally manufactured by Nokia, Motorola, Sony Ericsson and NEC, and wholesales those products to distributors and retailers located throughout the PRC. The Company has also entered into cooperative arrangements with certain local distributors that allow them to establish wholesale and retail operations using the Company’s trademarks. Under the terms of such arrangements, the Company provides services, sales support, training and access to promotional materials for use in their operations. As a result of these cooperative arrangements, approximately 1,700 retail points of sale in the PRC display the CellStar name and trademarks. In exchange, those distributors agree to purchase those product models that the Company sells only from the Company.

The Company has an extensive distribution network through its sales of products to 26 wholesale customers located throughout the PRC. The Company has a total of 67 wholesale distributors located throughout the PRC. The Company leases warehouse, showroom and office space in the Pudong district of Shanghai, as well as office and warehouse space in Beijing and Guangzhou.

In Hong Kong, the Company derives its revenue principally from wholesale sales of wireless handsets to Hong Kong-based companies that export these products.

In Taiwan, the Company distributes products through wholesale and retail outlets throughout the island.

The following table outlines CellStar’s entry into the PRC, Hong Kong and Taiwan:

Country	Year Entered	Type of Operation (as of November 30, 2002)
Hong Kong	1993	Wholesale
Taiwan	1995	Wholesale and Retail
People’s Republic of China	1997	Wholesale

At November 30, 2002, the Greater China Operations sold their products to over 100 wholesale customers, the ten largest of which accounted for approximately 31% of consolidated revenues of the Company. The Greater China Operations offer a broad product mix compatible with digital systems, and anticipate that their product offerings will continue to expand with the evolution of new technologies as they become commercially viable.

The Greater China Operations market their products to a variety of wholesale purchasers, including retailers, exporters and wireless carriers, through each of their direct sales force, trade shows, direct advertising, and incentives to retail and wholesale customers. To penetrate local markets in certain countries, the Greater China Operations have made use of subagent and license relationships.

As of November 30, 2002, the Greater China Operations had a total of 16 operating facilities, 14 of which were leased. These facilities serve as offices, warehouses, distribution centers or retail locations.

The Greater China Operations are owned by the following corporate entities: CellStar Asia, which owns the operations in the PRC and Hong Kong; CellStar Telecommunication Taiwan Co., Ltd., which owns the operations in Taiwan (“CellStar Taiwan”); and CellStar Asia Pacific Corporation. These three corporations are direct wholly owned subsidiaries of CellStar International, which is a direct wholly owned subsidiary of National Auto Center, Inc. National Auto Center, Inc. is a direct wholly owned subsidiary of the Company.

Description of the CellStar Asia Transaction

In conjunction with the CellStar Asia Transaction, a reorganization will take place pursuant to which a newly formed Cayman Islands corporation (“New CellStar Asia”) will be established as the holding company for the Greater China Operations. In this reorganization, CellStar International will cause the business and assets associated with the Greater China Operations to be transferred to New CellStar Asia in exchange for 80% of the outstanding shares of New CellStar Asia. Certain of the directors and senior management of CellStar Asia will establish their own newly formed company (“ManCo”), which will own the balance of 20% of the outstanding shares of New CellStar Asia (the “ManCo Interest”).

The amount of the ManCo Interest was determined during negotiations between management of the Company and the CellStar Asia management team. The Board of Directors believes that without the involvement of the CellStar Asia management team, the value that may be achieved for the Company’s stockholders through the CellStar Asia Transaction would be unachievable. The CellStar Asia management team is primarily responsible for the success of the Greater China Operations, and the Greater China Operations are necessarily dependent upon the relationships developed by the CellStar Asia management team with suppliers and customers. The loss of the CellStar Asia management team would materially and negatively impact the Greater China Operations. As a result, the Board of Directors believes that the continued and committed involvement of the CellStar Asia management team is essential in achieving the greatest value for the Company’s stockholders in the CellStar Asia Transaction. Accordingly, the Board of Directors believes that a significant shareholding in New CellStar Asia by the CellStar Asia management team is a recognition of the importance of the CellStar Asia management team to the success of the CellStar Asia Transaction and to the continued success of the Greater China Operations, and is necessary to insure continued leadership of the CellStar Asia management team. In addition, the ManCo Interest will help align the interests of the CellStar Asia management team with those of the stockholders of New CellStar Asia and of the Company.

New CellStar Asia will be incorporated in the Cayman Islands because the transfer of shares in a Cayman Islands company, before its listing on the Stock Exchange of Hong Kong (the “SEHK”), does not result in any

Hong Kong stamp duty. Therefore, the costs of the pre-IPO restructuring, in the event it involves any transfer of shares in New CellStar Asia, will be minimized. Additionally, the corporate law framework of the Cayman Islands is more flexible than that in Hong Kong. For example, financial assistance provided by Hong Kong companies for the acquisition of their own shares is generally prohibited subject to limited exceptions. Likewise, the capital maintenance rules are more stringent under Hong Kong laws. Cayman Islands companies may provide financial assistance for the acquisition of their own shares if the board of directors approves the transaction as bona fide and in the interest of the company. The capital maintenance rules are also more flexible for Cayman Islands companies.

Apart from the advantages mentioned above, it is also a trend that most listed companies in Hong Kong are incorporated either in Bermuda or the Cayman Islands, and technology companies have a particular preference for the Cayman Islands. The Company has not identified any material disadvantage to choosing the Cayman Islands as the place of incorporation for New CellStar Asia.

According to the Articles of Association of New CellStar Asia, no dividend can be declared or paid except out of profits and reserves lawfully available for distribution. As it is contemplated currently that there will only be one class of shares in New CellStar Asia, New CellStar Asia must pay dividends proportionately to all stockholders.

There will be no non-compete agreements between the Company and New CellStar Asia; therefore, the companies are not prohibited from competing against each other after the completion of the CellStar Asia Transaction. However, the Company does not currently intend to enter into the markets where New CellStar Asia will operate.

The Greater China Operations have built their businesses using trademarks, logos, domain names and other intellectual property owned by CellStar, Ltd., an indirect wholly owned subsidiary of the Company, and have gained significant name recognition in their markets. As a result, management of the Company and the CellStar Asia management team believe it is important to the success of the IPO and the business of the Greater China Operations that New CellStar Asia continue to use such intellectual property following the IPO. Accordingly, the Company has agreed, pursuant to a trademark license agreement which will be entered into at the time of the IPO between New CellStar Asia and CellStar, Ltd., that this intellectual property will be licensed to New CellStar Asia for use in the PRC, Hong Kong and Taiwan for a term of 99 years, subject to earlier termination due to a breach of the terms of such agreement. Certain of the trademarks that are currently used exclusively by the Greater China Operations shall be licensed on an exclusive basis. Payment for the license will be a one time, lump-sum, non-refundable payment of $15.0 million, to be made by the assignment to CellStar, Ltd. of a $15.0 million intercompany account receivable held by CellStar Asia and CellStar Taiwan from the Company and any of its subsidiaries not included in the Greater China Operations. All intellectual property to be licensed pursuant to the trademark license agreement is owned by CellStar, Ltd.

It is intended that CellStar International will sell up to a maximum of 50% of the outstanding shares of New CellStar Asia in the CellStar Asia Transaction. Shares in New CellStar Asia will be publicly traded on the SEHK.

A. S. Horng, the Chairman, Chief Executive Officer and General Manager of CellStar Asia, will own 85% of ManCo. Lawrence King, President and Chief Operating Officer of the Asia-Pacific Region, Conor Yang, Chief Financial Officer of the Asia-Pacific Region, and Peng-Hong See, Vice President of CellStar Asia, will each own 5% of ManCo. CellStar Asia management determined the stock ownership of ManCo. Upon consummation of the CellStar Asia Transaction and pursuant to his current employment agreement, Mr. Horng will be entitled to a success bonus of $1.5 million. If the market capitalization of New CellStar Asia is $250 million or greater, the success bonus will be increased to $2.5 million. At the time the Company and Mr. Horng entered into his current employment agreement, the Company was beginning to explore the possibility of a public offering or other transaction involving the Greater China Operations. The Company included the success bonus in Mr. Horng’s employment agreement to ensure that Mr. Horng would be committed to the public offering if the Company decided to proceed with any such transaction.

The Company and the CellStar Asia management team agreed that, just prior to the CellStar Asia Transaction, CellStar Asia and CellStar Taiwan will declare a dividend of approximately $17 million to CellStar International, payable by the assignment of any and all remaining intercompany accounts receivable held by CellStar Asia and CellStar Taiwan from the Company and any of its subsidiaries not included in the Greater China Operations.

The consummation of the CellStar Asia Transaction is conditioned upon the Company’s receiving stockholder approval of the CellStar Asia Transaction, the approval of the listing of New CellStar Asia on the SEHK, the consent of the Company’s bank group under its revolving credit agreement, and the approval of the terms of the IPO by the Board of Directors. The Board of Directors has not determined any minimum market capitalization below which it would terminate the CellStar Asia Transaction. The anticipated closing date of the CellStar Asia Transaction is June 26, 2003.

For the fiscal year ended November 30, 2002, the Company had consolidated revenues of $2.2 billion. If the CellStar Asia Transaction had been completed at the beginning of fiscal 2002, the Company would have recorded revenues during the year of $1.2 billion. See “Proposal III—Approval of the CellStar Asia Transaction—Unaudited Pro Forma Condensed Consolidated Financial Information.”

Regulatory Procedures for New CellStar Asia

To commence the process of applying for listing on the SEHK, New CellStar Asia submitted to the SEHK on March 17, 2003, a set of documents known as an advance booking form. The Listing Committee of the SEHK will meet to consider a listing application, at the earliest, 25 business days after the filing of the advance booking form.

New CellStar Asia also submitted to the SEHK a proof of a substantially completed prospectus, the main document for the offering of securities, along with the advance booking form, upon which the SEHK will review and comment. There are also documentary requirements at different points during the application process which New CellStar Asia must meet for the application to proceed.

Depending on the progress of this review process, the Listing Committee hearing is expected to take place in late May, and if approval is given, the listing is expected to take place in late June.

Background and Reasons for the CellStar Asia Transaction

The Board of Directors believes it is in the best interests of the Company’s stockholders to complete the CellStar Asia Transaction because it believes that the intrinsic value of the Greater China Operations is not currently reflected in the market price of the Common Stock and that the CellStar Asia Transaction will allow the Company to realize this intrinsic value.

The Company began exploring possible methods of realizing on the value of its Greater China Operations in late Spring 2002. In June 2002, the Company engaged The Hongkong and Shanghai Banking Corporation Limited to act as the lead underwriter if the Company decided to pursue an initial public offering of the Greater China Operations. In July 2002, the Company engaged UBS Warburg to act as financial advisor to the Company to assist the Company in evaluating and structuring the offering, as well as review other possible transactions which would achieve the Company’s goals. In July 2002, the Company entered into a new employment agreement with A. S. Horng in anticipation of the expiration of the existing employment agreement in January 2003. As an incentive for Mr. Horng to enter into such agreement, the Company agreed to pay a signing bonus of $1.5 million, and also agreed to pay an additional bonus in the amount of $1.5 million upon the successful completion of any public offering of the Greater China Operations. In September 2002, the Company engaged Raymond James & Associates, Inc. (“Raymond James”) as an additional financial advisor to advise the Board on the fairness of the proposed transaction. In September 2002, the Company submitted an outline of the proposed structure for the IPO to the SEHK, seeking informal approval of the proposed structure. Throughout the period from September 2002 to January 2003, the Company was responding to comments and concerns of the SEHK. In

January 2003, the SEHK advised the Company that it had tentatively approved the proposed structure. On March 13, 2003, the Board of Directors received the Raymond James fairness opinion, approved the terms of the CellStar Asia Transaction and authorized management to proceed with the listing on the SEHK and the filing of the Proxy Statement with the SEC. Throughout the period from September 2002 to March 2003, the Company was negotiating the terms of the CellStar Asia Transaction with the CellStar Asia management team. On March 14, 2003, the Company entered into a non-binding letter of intent with the CellStar Asia management team setting forth the structure of the proposed transaction and the proposed agreements between the CellStar Asia management team and the Company. On March 14, 2003, the Company filed the preliminary Proxy Statement with the SEC, and on March 17, 2003, the Company filed documents with the SEHK to commence the process of applying for listing.

The following table summarizes the Company’s segment information for the three months ended February 28, 2003 and the years ended November 30, 2002, 2001 and 2000 (in thousands):

	Asia-Pacific		North America	Latin America	Europe	Corporate	Total
	Greater China	Other
February 28, 2003
Revenues from external customers	$206,692	37,344	124,872	96,049	42,126	—	507,083
Impairment of assets	—	—	—	—	763	—	763
Operating income (loss)	8,672	(244)	1,491	(3,959)	(1,240)	(3,307)	1,413
Total assets	226,216	21,912	70,223	110,869	35,545	54,622	519,387

November 30, 2002
Revenues from external customers	950,870	164,629	558,173	341,632	181,310	—	2,196,614
Impairment of assets	—	—	—	2,532	1,123	—	3,655
Severance and exit charges	—	—	—	561	2,005	—	2,566
Operating income (loss)	33,012	1,362	18,774	(15,047)	(5,247)	(20,919)	11,935
Total assets	207,785	21,391	72,863	117,151	46,535	49,866	515,591

November 30, 2001:
Revenues from external customers	1,078,880	134,574	578,612	411,079	230,658	—	2,433,803
Separation agreement	—	—	—	—	—	5,680	5,680
Operating income (loss)	29,631	3,468	25,805	(11,372)	(3,878)	(28,043)	15,611
Total assets	242,532	20,736	143,598	130,481	48,885	59,838	646,070

November 30, 2000:
Revenues from external customers	933,176	91,586	499,171	636,354	315,395	—	2,475,682
Impairment of assets	—	—	974	11,365	—	—	12,339
Operating income (loss)	6,308	1,462	(16,425)	(38,724)	2,263	(24,813)	(69,929)
Total assets	271,862	17,815	172,527	256,907	56,824	82,889	858,824

The unaudited combined financial statements for the three months ended February 28, 2003 and the years ended November 30, 2002, 2001 and 2000 of the Greater China Operations are attached as Appendix C.

The Asia-Pacific Region has been the single largest revenue producing operations of the Company for the past four years and the largest operating income producer for the past seven years. In spite of the success of the Asia-Pacific Region, the combined performance of the Company’s other operating regions has caused the consolidated performance of the Company to be unsatisfactory to the Company’s management and Board of Directors. In addition, the Board of Directors believes that an unfamiliarity with the PRC marketplace and a fear of the political climate in the PRC causes U.S. investors to heavily discount the value of the Asia-Pacific Region, including the Greater China Operations. The Board of Directors believes that investors in Asia will be more familiar with the Company’s operations in the region and will also be more comfortable investing in a business whose main revenue source is its operations in the PRC. The Board of Directors believes that Asian investors will place a higher value on the Greater China Operations than investors in U.S. markets have. The Board of Directors believes that the CellStar Asia Transaction will enable the Company to realize some of this discounted value.

For example, if the market capitalization of New CellStar Asia is $250.0 million at the time of the CellStar Asia Transaction and CellStar International sells 50% of the outstanding shares, the Company, indirectly through CellStar International, would receive gross cash proceeds of $125.0 million and own 30% of the outstanding shares of New CellStar Asia, which shares would have a market value of $75.0 million. In that case, the gross proceeds plus the value of the remaining stock would greatly exceed the market capitalization of the Company as of February 28, 2003, the end of the Company’s first quarter of the 2003 fiscal year, which was approximately $108.5 million. A market capitalization of $250.0 million is the preliminary estimate, given to the Company by the lead underwriter of the IPO, of the market value of New CellStar Asia at the time of the CellStar Asia Transaction. For examples of the effect on certain line items of market capitalizations of New CellStar Asia at $200.0 million and $300.0 million, see “Proposal III—Approval of the CellStar Asia Transaction—Unaudited Pro Forma Condensed Consolidated Financial Information.” The Board of Directors believes that the CellStar Asia Transaction is the best way for the Company and its stockholders to realize the value of the Greater China Operations.

The PRC is the largest cellular phone market in the world, and with its entry into the World Trade Organization, the Company anticipates that the PRC market will continue to expand. However, with entry into the World Trade Organization, increased competition may negatively impact CellStar Asia’s margins. Also, increased competition from Chinese manufacturers may negatively impact revenues and/or margins on phones manufactured by Motorola and Nokia, the Company’s largest suppliers of phones for that market. The Company has seen its operating margins decline as markets mature. Additionally, carriers in the PRC historically have not subsidized the sale of handsets in connection with activations as is frequently done in the U.S. market. As a result, the PRC market has begun to shift toward a preference for less expensive handsets as the market begins to mature. Accordingly, sales of higher-end handsets manufactured by Nokia and Motorola, the Greater China Operations’ largest suppliers for that market, have been negatively impacted by increased competition from manufacturers of low-end handsets. The Greater China Operations do not currently have supply agreements with manufacturers of low-end handsets; however, management in the Greater China Operations is working to increase its product offerings to include such low-end handsets. The Board of Directors believes that the CellStar Asia Transaction will allow New CellStar Asia to better react to these market factors due to increased autonomy. Increased autonomy will allow the CellStar Asia management team to make decisions more quickly since decisions will not have to be approved by the Company’s officers in the U.S. Also, the CellStar Asia management team will be free to deploy capital and resources at its discretion and not be subject to approval by the Company’s officers, who must weigh competing demands for capital and resources throughout the Company.

For the year ended November 30, 2002, the five largest customers of the Greater China Operations accounted for approximately 55% of the total revenues of the Greater China Operations. The customers of the Greater China Operations are not obligated, pursuant to any contractual commitments or otherwise, to purchase any minimum amount of the products which the Greater China Operations distributes in the region. The principal competitors of the Greater China Operations are other agents who distribute the same brands of mobile telephones carried by the Greater China Operations, and increased sales by these competitors may directly decrease the sales of products carried by the Greater China Operations. Further, management of the Greater China Operations expects competition to remain strong in the future, especially given the easing of restrictions on foreign entities engaging in wholesale distribution, which is anticipated in connection with the PRC’s entry into the World Trade Organization. There can be no assurance that growth in demand in the PRC for mobile communications products offered by the Greater China Operations will continue at the current pace.

The business of the Greater China Operations in the PRC is materially affected by regulations that limit its methods of operation. For example, the Greater China Operations are not permitted by current laws and regulations to directly operate as a wholesaler or a retailer in the PRC market. As a result, the Company’s trading activities are currently carried out via government authorized commodities exchanges and import/export companies in the Shanghai Waigaoqiao Free Trade Zone which possess the requisite government licenses to conduct trading activities between enterprises located in the Shanghai Waigaoqiao Free Trade Zone and enterprises located outside that zone. The business of the Greater China Operations in the PRC is dependent upon the continuation of these trading practices in the Shanghai Waigaoqiao Free Trade Zone. The telecommunications industry in the PRC and Hong Kong is heavily regulated by the MII. Under current regulations, foreign investors are restricted from participating in the operation and management of a telecommunications services business in the PRC. Further, the Renminbi, the lawful currency of the PRC, is not a freely convertible currency.

The Board of Directors believes that the PRC’s entry into the World Trade Organization will reduce the ownership and operating restrictions imposed by the current laws and regulations of the PRC, thus reducing the barriers to entry for foreign entities engaging in wholesale distribution. As a result, the Board of Directors believes that competition could increase for the Company’s PRC operations, which could reduce the Company’s future revenues and margins in the PRC. In light of the increased competition, the Board of Directors does not believe that the PRC’s entry into the World Trade Organization will be advantageous to the Company’s operations in the PRC.

As a result of the CellStar Asia Transaction, the Board of Directors believes that management of New CellStar Asia will have more flexibility to act in the Asian business environment and be better able to further expand operations throughout the PRC, Hong Kong and Taiwan without the imposition of certain U.S. laws or methods of conducting business, which may otherwise cause the Greater China Operations to be at a competitive disadvantage. These laws and methods include the extraterritorial application of U.S. antitrust laws, which prohibit arrangements that may otherwise be legal under local laws, and costs of compliance with SEC reporting requirements, the Sarbanes-Oxley Act of 2002 and other laws.

The CellStar Asia Transaction would also remove restrictions on the Company’s operations located in the region that are contained in the Company’s U.S. domestic bank loan agreement. The loan agreement contains, among other provisions, covenants relating to the maintenance of certain financial ratios and limits the incurrence of additional debt, mergers and acquisitions and the disposition of assets. The Company will ask the lenders to release their pledge of 65% of the outstanding stock of the Greater China Operations in Hong Kong and Taiwan. There can be no assurance that the lenders will approve the release. If the lenders consent to the CellStar Asia Transaction, the Company expects that the lenders will require it to pledge 65% of the outstanding shares of New CellStar Asia that the Company owns as collateral under the bank loan agreement.

As part of the CellStar Asia Transaction, CellStar Asia management, through its investment holding vehicle, ManCo, will own 20% of the outstanding stock of New CellStar Asia. The Board of Directors believes that such shareholding is appropriate for the reasons set forth below.

The Company has explored other ways of deriving the value which it believes is locked up in the Greater China Operations, including a sale to outside investors, a management buyout or other transaction. A sale to outside investors would include the risk that if sold to a third party, the members of the CellStar Asia management team would terminate their employment, resulting in a business that would be worth less. A sale to management was not viable as the CellStar Asia management team did not have the necessary funds or financing. However, without the involvement of the CellStar Asia management team, the Board of Directors believes that the value which may be achieved for its stockholders through the CellStar Asia Transaction would be unachievable. The CellStar Asia management team is primarily responsible for the success of the Greater China Operations. The Greater China Operations are necessarily dependent upon the relationships developed by the CellStar Asia management team with suppliers and customers, and the loss of the CellStar Asia management team would materially and negatively impact the Greater China Operations. As a result, the Board of Directors believes that the continued and committed involvement of the CellStar Asia management team is essential in achieving the greatest value for its stockholders in the CellStar Asia Transaction. Accordingly, the Board of Directors believes that a significant shareholding in New CellStar Asia by the CellStar Asia management team is a recognition of the importance of the CellStar Asia management team to the success of the CellStar Asia Transaction and to the continued success of the Greater China Operations, and is necessary to insure the CellStar

Asia management team’s continued leadership. In light of these considerations, the Board of Directors concluded that the CellStar Asia Transaction is the best way for the Company and its stockholders to realize the value of the Greater China Operations

The Company has agreed, in connection with the CellStar Asia Transaction, not to dispose of any of its shares of stock of New CellStar Asia, other than those shares sold in the CellStar Asia Transaction, for a period of 12 months following the IPO (the “Lock-up Period”).

The Company has further agreed, in negotiations with the CellStar Asia management team and as part of the overall stock ownership and value that the CellStar Asia management team would obtain in the CellStar Asia Transaction, that, in the event that the total sale proceeds received by CellStar International from the sale of its shares in New CellStar Asia in the IPO and any subsequent sales or exchanges of its shares after the expiration of the Lock-up Period exceed $260.0 million, CellStar International shall pay to ManCo an amount in cash equal to 20% of the difference between CellStar International’s total proceeds received from the sale or exchange of shares of New CellStar Asia and $260.0 million. Such amount will become payable as soon as CellStar International’s total proceeds received from the sale or exchange of its shares in New CellStar Asia exceed $260.0 million.

As described above, the Asia-Pacific Region, which is primarily composed of the Greater China Operations, has been the single largest revenue producing operations of the Company for the past four years and the largest operating income producer for the past seven years. Accordingly, the CellStar Asia Transaction will result in the loss of a substantial portion of the largest revenue and income producer for the Company. Furthermore, the Company will no longer receive corporate allocations that are currently charged to the Greater China Operations, which were $8.9 million in fiscal 2002. Finally, with the loss of the Greater China Operations, the Company will not be able to take advantage of the benefits of any market growth in the countries in which the Greater China Operations operate.

The Company is exploring options for the best use of any cash proceeds received from the CellStar Asia Transaction which would enhance stockholder value. Among the options the Company is considering are the repayment of its senior subordinated notes and repayment of outstanding indebtedness under its revolving credit facility. At February 28, 2003, the Company had $12.4 million principal amount of senior subordinated notes outstanding and owed $23.6 million under its revolving credit agreement.

The Company divested its operations in Peru, Argentina and the United Kingdom (the “U.K.”) in the third quarter of 2002 and the Company completed the sale of its Netherlands operations on March 21, 2003. The Company exited Peru, Argentina and the U.K. because those operations were performing poorly. The Company sold its operations in The Netherlands since it is a highly competitive and highly penetrated market which did not present significant growth potential without significant investment of capital. The CellStar Asia Transaction is unlike these recently completed divestitures. The purpose of the CellStar Asia Transaction is to realize the intrinsic value of the Greater China Operations.

The Company’s operations in the U.K. were closed as of August 31, 2002, while its operations in Peru and Argentina were transferred to their respective local management teams at approximately book value. As part of the divestitures, the Company obtained promissory notes totaling $0.9 million and $0.2 million, respectively, from local management in Peru and Argentina. These promissory notes are fully reserved and will remain reserved pending receipt of payments by the Company. On March 21, 2003, the Company completed the sale of its Netherlands operations to a group which included local management. The purchase price was approximately $2.0 million in cash and required the buyers to assume all indebtedness.

The Board of Directors believes that, although the wireless communications industry will continue to grow, it will not grow at the same pace in every country because of factors such as competition, economic conditions and political and regulatory issues. The Company has exited wireless markets that the Board of Directors believes have limited potential for long-term growth.

The Board of Directors considered the potential advantages and disadvantages of the CellStar Asia Transaction described above before concluding that the terms of the CellStar Asia Transaction were in the best interests of the Company’s stockholders.

Opinion of the Company’s Financial Advisor

The Company’s Board of Directors retained Raymond James as its financial advisor in connection with its financial evaluation of the CellStar Asia Transaction. On March 13, 2003, using publicly available information and information provided by the Company or its subsidiaries, Raymond James delivered to the Board of Directors its opinion that, as of such date and based upon and subject to the various limitations, qualifications and assumptions stated in its opinion, including the assumption that the market capitalization of New CellStar Asia, based on the price of the stock sold in the IPO, will be not less than $200 million and that the expenses of the CellStar Asia Transaction to be paid by the Company will approximate the estimated costs outlined in the draft CellStar proxy statement dated March 11, 2003 (approximately $9.225 million), the consideration to be received by the Company in connection with the CellStar Asia Transaction is fair to the Company from a financial point of view. If the final terms of the CellStar Asia Transaction do not meet the conditions set forth in Raymond James’ opinion (including the condition that the market capitalization of New CellStar Asia equals or exceeds $200 million), then the CellStar Asia Transaction will not be completed unless a favorable opinion, based on the final terms of the CellStar Asia Transaction, can be obtained from Raymond James. Should Raymond James issue such a favorable opinion, the Board of Directors may, in its discretion, decide to proceed with the CellStar Asia Transaction.

A copy of Raymond James’ opinion, which sets forth the assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is included, with the consent of Raymond James, as Appendix B to this Proxy Statement and is incorporated by reference into this Proxy Statement. YOU SHOULD READ RAYMOND JAMES’ OPINION CAREFULLY AND IN ITS ENTIRETY. The summary of the Raymond James opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

Raymond James is a nationally recognized financial services holding company. The Board of Directors selected Raymond James based on Raymond James’ reputation and experience in investment banking generally and its recognized expertise in the valuation of assets and businesses. No restrictions or limitations were imposed on Raymond James with respect to its investigation of the Company or the procedures followed by Raymond James in rendering its opinion.

Raymond James did not make, and was not requested by the Company to make, any recommendations as to the form or amount of consideration to be paid to the Company in connection with the CellStar Asia Transaction. Raymond James’ opinion was given to the Board of Directors for its consideration of the CellStar Asia Transaction and is not a recommendation to any stockholder of the Company as to whether the CellStar Asia Transaction is in that stockholder’s best interest or as to whether any stockholder should vote for or against the CellStar Asia Transaction. Additionally, the Raymond James opinion does not express any opinion as to the likely trading range of New CellStar Asia’s common stock following the CellStar Asia Transaction, which may vary depending on numerous factors that generally impact the price of securities or on the financial condition of New CellStar Asia at that time.

The opinion of Raymond James does not address the Company’s underlying business decision to effect the transactions contemplated by the CellStar Asia Transaction. At the request of the Board of Directors, Raymond James did not negotiate or advise the Board of Directors of alternatives to the CellStar Asia Transaction or the transactions contemplated thereby.

In connection with its opinion, Raymond James made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Raymond James:

1.	visited the Greater China Operations facilities and operations in Hong Kong and Shanghai, China;

2.	reviewed the financial terms and conditions as stated in the Letter of Intent dated March 13, 2003;

3.	reviewed the audited financial statements of the Greater China Operations as of and for the fiscal years ended 2000, 2001 and 2002;

4.	reviewed the Company’s annual and quarterly reports filed on Form 10-K and 10-Q for the fiscal year ended November 30, 2002 and the quarters ended February 28, May 31, and August 31, 2002;

5.	reviewed other historical and projected Greater China Operations financial and operating information requested from and/or provided by the Company and Greater China Operations management;

6.	reviewed certain other publicly available information on the Company;

7.	reviewed a draft CellStar proxy statement dated March 11, 2003;

8.	reviewed a draft prospectus for the IPO of New CellStar Asia dated March 12, 2003; and

9.	met with members of the senior management of the Company and the Greater China Operations and discussed certain information relating to the aforementioned and any other matters which it deemed relevant to its inquiry.

For purposes of its opinion, Raymond James has assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to Raymond James by the Company and its subsidiaries or any other party, and Raymond James has undertaken no duty or responsibility to verify independently any of such information. Raymond James has not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Raymond James, Raymond James has assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and Raymond James has relied upon each party to promptly advise it of any inaccuracies in information previously provided or if any information previously provided needed to be updated during the period of its review.

The Raymond James opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to Raymond James as of the date of its opinion. Any material change in such circumstances and conditions would require a reevaluation of its opinion, which Raymond James has not been requested to undertake.

Raymond James expressed no opinion as to the underlying business decision to effect the CellStar Asia Transaction, the structure or tax consequences of the CellStar Asia Transaction or the availability or advisability of any alternatives to the CellStar Asia Transaction. Raymond James expressed no opinion as to the expected trading price of the common stock of New CellStar Asia upon completion of the CellStar Asia Transaction. Raymond James did not structure the CellStar Asia Transaction or negotiate the final terms of the CellStar Asia Transaction. No opinion was expressed by Raymond James with respect to any other reasons, legal, business or otherwise, that may support the decision of the Board of Directors to approve or consummate the CellStar Asia Transaction.

Raymond James, in conducting its investigation and analyses and in arriving at its opinion, took into account such accepted financial and investment banking procedures and considerations as it deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and the Greater China Operations and certain other publicly held companies in businesses Raymond James believed to be comparable to the Greater China Operations; (ii) the current and projected financial position and results of operations of the Company and the Greater China Operations; and (iii) the general condition of the securities markets.

Raymond James received a signing fee in the amount of $100,000, an additional fee in the amount of $200,000 upon delivery of its opinion and will receive an additional fee in the amount of $300,000 contingent upon the completion of the CellStar Asia Transaction. In addition, the Company agreed to indemnify Raymond James against certain liabilities arising out of its engagement.

The Company also retained UBS Warburg to identify various means of enhancing stockholder value from the Greater China Operations and to advise the Board of Directors on the CellStar Asia Transaction. UBS Warburg did not propose alternative transactions to the Board of Directors, but did discuss with the Board of Directors the types of transactions available to the Company, such as a management buyout, sale to a third party or initial public offering. With respect to the CellStar Asia Transaction, UBS Warburg has monitored the process and advised the Board of Directors about various aspects regarding the IPO. UBS Warburg did not provide an opinion or report regarding the value of any of the Company’s assets or the anticipated proceeds from a potential public offering. Other than general discussions regarding the possibility of UBS Warburg serving as a co-lead underwriter if the Company decided to proceed with the IPO, which UBS Warburg ultimately declined to pursue, the Company has not had any other relationship with UBS Warburg in the past two years.

Pursuant to its letter agreement with the Company, UBS Warburg received a signing fee in the amount of $100,000. UBS Warburg also will receive a success fee of $2 million upon completion of the CellStar Asia Transaction, which will be offset, to the extent previously paid, against the signing fee; an incentive fee of up to $500,000 based on a sliding scale if the CellStar Asia Transaction is priced at or above a valuation that is agreed upon by the Company and UBS Warburg, and an incentive fee of up to $500,000 based on a sliding scale if the gross proceeds received by the Company as a result of the CellStar Asia Transaction are above an amount calculated based on a formula that is agreed upon by the Company and UBS Warburg.

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated balance sheet and statements of operations have been derived by the application of pro forma adjustments to the Company’s historical consolidated balance sheet at February 28, 2003, and statement of operations for the three months ended February 28, 2003 and the year ended November 30, 2002.

The unaudited pro forma condensed consolidated statements of operations for the three months ended February 28, 2003 and the fiscal year ended November 30, 2002 give effect to the CellStar Asia Transaction as if it had occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated balance sheet as of February 28, 2003 gives effect to the CellStar Asia Transaction as if it had occurred on February 28, 2003.

The following unaudited pro forma condensed consolidated financial information gives effect to the CellStar Asia Transaction and related adjustments, where indicated, assuming that New CellStar Asia has an initial market capitalization of $250 million and 50% of the outstanding shares of New CellStar Asia is sold in the CellStar Asia Transaction resulting in gross proceeds for the Company of $125 million, 20% of New CellStar Asia is owned by the CellStar Asia management team as part of the CellStar Asia Transaction, and the Company retains 30% of the outstanding shares of New CellStar Asia. The initial market capitalization of $250 million is a preliminary estimate given to the Company by the lead underwriter of the IPO of the market value of New CellStar Asia at the time of the CellStar Asia Transaction. Included within the Greater China Operations results are a corporate allocation consisting of a royalty fee and selling, general and administrative expenses. The royalty fee is charged pursuant to an independent study that was commissioned by the Company to determine the appropriate arm’s-length royalty rate for the use of certain intangible assets. The intangible assets are licensed by CellStar, Ltd. to the Company’s foreign subsidiaries. The intangible assets consist primarily of the trademarks, logos, domain names and other intellectual property that CellStar, Ltd. owns, manages and licenses. Included in the condensed consolidated income statement for the year ended November 30, 2002 is a net charge of $6.7 million resulting from the Company’s decision to exit its operations in the U.K., Peru and Argentina. In addition, for the quarter ended November 30, 2002, the Company recorded a tax expense of $44.2 million for the undistributed earnings of its international subsidiaries, primarily in the Company’s Asia-Pacific Region, which were previously considered to be permanently reinvested. The unaudited pro forma condensed consolidated financials are presented in accordance with Regulation S-X promulgated by the SEC. Regulation S-X does not allow recognition of the following in preparing the unaudited pro forma condensed consolidated income statements:

•	Recognition of interest income or other earnings on the net proceeds from the CellStar Asia Transaction. A market capitalization of $250 million would result in gross proceeds to the Company of $125 million and net proceeds of $111.9 million.

•	Planned reductions in selling, general and administrative expenses. Management intends to reduce the selling, general and administrative expenses in the remaining operations, including corporate expenses, if the CellStar Asia Transaction occurs.

•	Exclusion of the exit charge. In the second quarter of 2002, the Company decided to exit its operations in the U.K., Peru and Argentina as soon as practicable. As a result of the decision to exit these operations, the Company recorded a net charge of $6.7 million for the year ended November 30, 2002.

•	Exclusion of the tax expense on undistributed earnings for years prior to 2002. As a result of the progress made in the fourth quarter in evaluating the strategic options with regard to the Company’s Asia-Pacific Region and the evaluation of the Company’s operations in The Netherlands, Sweden, and Colombia, it was determined that the Company was now required by generally accepted accounting principles to account for the earnings in these operations as no longer being permanently reinvested since the Company has manifested its intent to pursue possible transactions designed to allow the Company to withdraw and return to the U.S. some or all of the value of these operations. Accordingly, in the quarter ended November 30, 2002, the Company was required to accrue U.S. Federal income taxes on the undistributed earnings of the Asia-Pacific Region ($42.2 million) and of its operations in The Netherlands, Sweden, and Colombia ($2.0 million). The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended November 30, 2002, include, in adjustment (e), $3.9 million to reverse the tax expense on the fiscal year 2002 undistributed earnings for 70% of the Greater China Operations which would no longer be owned by the Company if the CellStar Asia Transaction occurs as described above.

The pro forma adjustments are based upon available information and certain assumptions that management of the Company believes are reasonable under the circumstances and in accordance with Regulation S-X promulgated by the SEC. The unaudited pro forma condensed consolidated balance sheet and statements of operations should not be considered indicative of actual results that would have been achieved had the CellStar Asia Transaction been consummated on the dates or for the periods indicated and do not purport to indicate balance sheet data or results of operations as of any future date or for any future period. The unaudited pro forma condensed consolidated balance sheet and statements of operations should be read in conjunction with the historical condensed consolidated financial statements and related notes incorporated by reference in this Proxy Statement.

If the CellStar Asia Transaction occurs as described above, the following summarizes the more significant accounting aspects of the transaction:

•	The transfer of the Greater China Operations to New CellStar Asia would be at historical book value, net of intercompany accounts, and no gain or loss would be recognized at the time of the transfer.

•	The gain or loss on the IPO would be based upon the difference between the proceeds received, less transaction costs, and the applicable percentage (based on the portion sold) of the book value of New CellStar Asia.

•	The 20% ownership interest in New CellStar Asia by ManCo would be accounted for as a grant of an equity interest to an employee of an equity method investee and expensed.

•	The Company would no longer consolidate the financial results of the Greater China Operations. The Company would account for its 30% ownership in New CellStar Asia under the equity method of accounting. Under the equity method of accounting, the Company would recognize its proportionate share (i.e. 30%) of the earnings or losses of New CellStar Asia as a single line item in the Company’s consolidated statement of operations. In addition, the Company will record tax expense for the difference between the tax rates for New CellStar Asia and the Company’s U.S. Federal income tax rate, as the rates for the Company’s Greater China Operations have historically been lower than the Company’s U.S. Federal income tax rate.

As noted above, the Company has provided for U.S. Federal income taxes on the undistributed earnings of certain of its international subsidiaries because the earnings are no longer considered to be reinvested indefinitely. When the CellStar Asia Transaction occurs, the U.S. Federal income taxes on the undistributed earnings of the Greater China Operations will become payable. The Company, however, has significant deferred tax assets, primarily tax loss carryforwards. The Company will utilize a significant portion of the deferred tax assets to offset the income taxes payable on the undistributed earnings and any gain on the CellStar Asia Transaction.

CellStar Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of February 28, 2003

(in thousands)

	CellStar Historical	Greater China Historical (a)	Pro Forma Adjustments		Total Adjustments	Pro Forma Results
Assets
Cash and cash equivalents	$33,349	(20,863)	111,908	(b)	91,045	124,394
Restricted cash	19,906	(19,706)	—		(19,706)	200
Accounts receivable, net	181,704	(73,024)	—		(73,024)	108,680
Accounts receivable, intercompany	—	(33,589)	33,589	(c)	—	—
Inventories	185,061	(90,936)	—		(90,936)	94,125
Deferred income taxes	32,332	(6,126)	(21,050	)(d)	(27,176)	5,156
Prepaid expenses	18,815	(2,143)	—		(2,143)	16,672

Total current assets	471,167	(246,387)	124,447		(121,940)	349,227

Property, plant & equipment	17,810	(7,328)	—		(7,328)	10,482
Goodwill, net	—	—	—		—	—
Deferred income tax assets	20,231	—	(20,231	)(d)	(20,231)	—
Investment in subsidiary	—	(5,682)	5,682	(e)	—	—
Investment in New CellStar Asia	—	—	44,167	(f)	44,167	44,167
Other assets	10,179	(6,090)	(3,448	)(g)	(9,538)	641

Total assets	$519,387	(265,487)	150,617		(114,870)	404,517

Liabilities and stockholders’ equity
Notes payable	$78,907	(47,617)	—		(47,617)	31,290
Accounts payable	171,062	(16,137)	—		(16,137)	154,925
Accounts payable – intercompany	—	(29,299)	29,299	(c)	—	—
Accrued expenses	28,002	(10,789)	—		(10,789)	17,213
Income taxes payable	3,428	(5,427)	—		(5,427)	(1,999)
Deferred income tax liabilities	45,047	—	(41,281	)(d)	(41,281)	3,766

Total current liabilities	326,446	(109,269)	(11,982)		(121,251)	205,195
12% senior subordinated notes	12,374	—	—		—	12,374
Other long-term liabilities	4,264	—	—		—	4,264

Total liabilities	343,084	(109,269)	(11,982)		(121,251)	221,833

Common stock	204	(1)	1	(h)	—	204
Additional paid in capital	123,392	—	—		—	123,392
Cumulative translation adjustment	(15,657)	976	—		976	(14,681)
Retained earnings	68,364	(157,193)	162,598	(i)	5,405	73,769

	176,303	(156,218)	162,599		6,381	182,684

Total liabilities and stockholders’ equity	$519,387	(265,487)	150,617		(114,870)	404,517

(a)	Reflects historical financial information of the Greater China Operations in the consolidated financial statements.
(b)	Reflects net proceeds from the CellStar Asia Transaction calculated as follows (dollars in thousands):
Gross proceeds	$125,000
Less transaction costs, net of amount in other assets in the historical balance sheet at February 28, 2003	(5,777)
Less compensation expense—success bonus to Mr. Horng	(2,500)
Less income taxes paid	(4,815)

$111,908

(c)	Reflects elimination of intercompany balances.
(d)	Reflects utilization of deferred tax assets (primarily tax loss carryforwards) as a result of CellStar Asia Transaction.
(e)	Reflects adjustments for investment in the Company’s operations in Singapore, The Philippines, Korea and Japan which are not part of the CellStar Asia Transaction.
(f)	Reflects the Company’s investment in New CellStar Asia calculated as follows (dollars in thousands):
Book Value of the Greater China Operations—historical
Stockholder’s equity	$156,218
Adjustment for accumulated other comprehensive loss	976
Adjustments for intercompany accounts
Investment in operations in Singapore, The Philippines, Korea and Japan which are not part of the CellStar Asia Transaction	(5,682)
Intercompany accounts receivable	(33,589)
Intercompany accounts payable	29,299

147,222
Ownership interest in New CellStar Asia	30%

Book value of investment in New CellStar Asia	$44,167

(g)	Reflects utilization of transaction costs reflected in the historical balance sheet at February 28, 2003.
(h)	Reflects elimination of consolidated entity’s investment in the Greater China Operations.
(i)	Reflects the net gain on the CellStar Asia Transaction and the add back of the historical retained earnings of the Greater China Operations. Amounts are calculated as follows (dollars in thousands):
Net gain on CellStar Asia Transaction	$5,405
Add back of historical retained earnings of the Greater China Operations.	157,193

$162,598

The net gain on the CellStar Asia Transaction is calculated as follows:
Gross proceeds to the Company from the IPO	$125,000
Less:
Book value of the Greater China Operations related to portion sold	(73,611)
Transaction costs	(9,225)

Gain on 50% sold	42,164

Compensation expense—success bonus to Mr. Horng	(2,500)

Equity in loss of the Greater China Operations relating to 20% to be owned by ManCo as part of the CellStar Asia Transaction	(29,444)

Gain on the CellStar Asia Transaction before income taxes	10,220

Current income tax expense *	46,096
Deferred income tax benefit *	(41,281)

Total income tax expense	4,815

Gain on the CellStar Asia Transaction, net of taxes	$5,405

*	As a result of the CellStar Asia Transaction, the Company is required to pay U.S. Federal income tax on the undistributed earnings of the Greater China Operations. The Company has recognized U.S. Federal Income tax expense on the undistributed earnings for financial statement purposes. The Company, however, has significant deferred tax assets, primarily tax loss carryforwards, which are utilized as a result of the CellStar Asia Transaction and thus the cash paid for U.S. Federal income taxes on the CellStar Asia Transaction is significantly reduced.

CellStar Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Three Months Ended February 28, 2003

(in thousands, except share data)

	CellStar Historical	Greater China Historical (a)	Pro Forma Adjustments		Total Adjustments	Pro Forma Results
Revenues	$507,083	(206,692)	—		(206,692)	300,391
Cost of sales	479,758	(193,053)	—		(193,053)	286,705

Gross profit	27,325	(13,639)	—		(13,639)	13,686
Operating expenses
Selling, general & administrative	25,149	(4,967)	—		(4,967)	20,182
Impairment of assets	763	—	—		—	763

Operating income (loss)	1,413	(8,672)	—		(8,672)	(7,259)

Other income (expense):
Interest expense	(1,371)	539	—		539	(832)
Intercompany interest	—	(268)	268	(b)	—	—
Equity in income (loss) of affiliated companies, net	—	—	2,036	(c)	2,036	2,036
Corporate allocation	—	1,556	(1,556	)(d)	—	—
Other, net	646	(126)	—		(126)	520

Total other income (expense)	(725)	1,701	748		2,449	1,724

Income (loss) before income taxes and cumulative effect of change in accounting principle, net of tax	688	(6,971)	748		(6,223)	(5,535)
Provision (benefit) for income taxes	341	(1,389)	(1,248	)(e)	(2,637)	(2,296)

Income (loss) before cumulative effect of a change in accounting principle, net of tax	$347	(5,582)	1,996		(3,586)	(3,239)

Income (loss) per share before cumulative effect of a change in accounting principle, net of tax
Basic	$0.02					(0.16)
Diluted	0.02					(0.16)

Weighted average number of shares:
Basic	20,354					20,354
Diluted	20,438					20,354

(a)	Reflects historical financial information of the Greater China Operations in the consolidated financial statements.
(b)	Reflects adjustment for intercompany interest on intercompany loans.

(c)	Reflects equity in earnings of New CellStar Asia calculated as follows (dollars in thousands):

Greater China Operations historical income per above:	$5,582
Adjustments for intercompany activity:
Corporate allocation	1,556
Intercompany interest	(268)
Income tax effect of intercompany adjustments	(84)

Adjusted income	6,786

Ownership interest in New CellStar Asia	30%

Equity in income (loss) of affiliated companies, net	$2,036

(d)	Reflects corporate allocation, including royalty fee, which would no longer be charged.

(e)	Reflects the income tax effect of the above adjustments.

CellStar Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended November 30, 2002

(in thousands, except share data)

	CellStar Historical	Greater China Historical (a)	Pro Forma Adjustments		Total Adjustments	Pro Forma Results
Revenues	$2,196,614	(950,870)	—		(950,870)	1,245,744
Cost of sales	2,065,806	(898,193)	—		(898,193)	1,167,613

Gross profit	130,808	(52,677)	—		(52,677)	78,131

Operating expenses
Selling, general & administrative	112,652	(19,665)	—		(19,665)	92,987
Impairment of assets	3,655	—	—		—	3,655
Severance and exit charges	2,566	—	—		—	2,566

Operating income (loss)	11,935	(33,012)	—		(33,012)	(21,077)

Other income (expense):
Interest expense	(7,564)	2,340	—		2,340	(5,224)
Intercompany interest	—	(1,228)	1,228	(b)	—	—
Equity in income of affiliated companies, net	—	—	8,406	(c)	8,406	8,406
Impairment of investment	(125)	—	—		—	(125)
Corporate allocation	—	8,888	(8,888	)(d)	—
Other, net	1,947	(593)	—		(593)	1,354

Total other income (expense)	(5,742)	9,407	746		10,153	4,411

Income (loss) before income taxes	6,193	(23,605)	746		(22,859)	(16,666)

Provision (benefit) for income taxes	47,131	(2,985)	(6,617	)(e)	(9,602)	37,529

Income (loss) before extraordinary item	$(40,938)	(20,620)	7,363		(13,257)	(54,195)

Income (loss) per share before extraordinary item:
Basic	$(3.34)					(4.42)
Diluted	$(3.34)					(4.42)

Weighted average number of shares:
Basic	12,268					12,268
Diluted	12,268					12,268

(a)	Reflects historical financial information of the Greater China Operations in the consolidated financial statements.
(b)	Reflects adjustment for intercompany interest on intercompany loans.

(c)	Reflects equity in earnings of New CellStar Asia calculated as follows (dollars in thousands):

Greater China Operations historical income per above:	$20,620
Adjustments for intercompany activity:
Corporate allocation	8,888
Intercompany interest	(1,228)
Income tax effect of intercompany adjustments	(259)

Adjusted income	28,021

Ownership interest in New CellStar Asia	30%

Equity in income (loss) of affiliated companies, net	$8,406

(d)	Reflects corporate allocation, including royalty fee, which would no longer be charged.
(e)	Reflects the income tax effect of the above adjustments.

CellStar International plans to sell a maximum of 50% of the outstanding shares of New CellStar Asia in the CellStar Asia Transaction, retain 30% of the outstanding shares of New CellStar Asia and allow 20% of the outstanding shares of New CellStar Asia to be owned by the CellStar Asia management team as part of the CellStar Asia Transaction. The following table compares pro forma information assuming various initial market capitalizations and percentages sold.

	(dollars in thousands)
	Market Capitalization
	$200,000	250,000	300,000	200,000	250,000	300,000
Net Proceeds
Percentage sold to public	50%	50%	50%	40%	40%	40%
Gross proceeds to the Company from IPO	$100,000	125,000	150,000	80,000	100,000	120,000
Transaction expenses, net of amount in other assets in the historical balance sheet at February 28, 2003	(5,152)	(5,777)	(6,402)	(4,652)	(5,152)	(5,652)
Compensation expense	(1,500)	(2,500)	(2,500)	(1,500)	(2,500)	(2,500)
Cash taxes paid	(1,428)	(4,815)	(12,690)	(1,428)	(3,613)	(9,738)

Net cash proceeds to the Company	$91,920	111,908	128,408	72,420	88,735	102,110

Gain (Loss) on the CellStar Asia Transaction
Gross proceeds to the Company	$100,000	125,000	150,000	80,000	100,000	120,000
Less book value (a)	(73,611)	(73,611)	(73,611)	(58,889)	(58,889)	(58,889)
Less transaction expenses	(8,600)	(9,225)	(9,850)	(8,100)	(8,600)	(9,100)

Gain on percentage sold	17,789	42,164	66,539	13,011	32,511	52,011

Compensation expense – success bonus to Mr. Horng	(1,500)	(2,500)	(2,500)	(1,500)	(2,500)	(2,500)

Equity in loss of Greater China Operations relating to 20% to be owned by ManCo as part of the CellStar Asia Transaction	(29,444)	(29,444)	(29,444)	(29,444)	(29,444)	(29,444)

Gain (loss) on the CellStar Asia Transaction before income taxes	(13,155)	10,220	34,595	(17,933)	567	20,067

Income taxes
Current tax expense	42,234	46,096	53,971	42,234	44,894	51,019
Deferred tax benefit	(40,806)	(41,281)	(41,281)	(40,806)	(41,281)	(41,281)

Income tax expense	1,428	4,815	12,690	1,428	3,613	9,738

Gain (loss) on the CellStar Asia Transaction, net of tax	$(14,583)	5,405	21,905	(19,361)	(3,046)	10,329

(a)	The book value of the portion sold is calculated as follows:

Book value of Greater China – historical
Stockholders’ equity	$156,218	156,128
Adjustment for accumulated other comprehensive loss	976	976
Adjustments for intercompany accounts
Investment in operations in Singapore, The Philippines, Korea and Japan which are not part of the CellStar Asia Transaction	(5,682)	(5,682)
Intercompany accounts receivable	(33,589)	(33,589)
Intercompany accounts payable	29,299	29,299

	147,222	147,222
Percentage sold	50%	40%

Book vale of portion sold	$73,611	$58,889

	Year Ended November 30, 2002		Three Months Ended February 28, 2003
Percentage sold	50%	40%	50%	40%

Equity in earnings of Greater China Operations	8,406	11,208	2,036	2,715

Provision (benefit) for income taxes	37,529	38,081	(2,296)	(2,184)

Income (loss)	(54,195)	(51,945)	(3,239)	(2,672)

Income (loss) per share
Basic	$(4.42)	(4.23)	(0.16)	(0.13)
Diluted	(4.42)	(4.23)	(0.16)	(0.13)

Approval

The Company has received an opinion of its Delaware legal counsel that approval of the CellStar Asia Transaction by the Company’s stockholders is not required under Section 271 of the Delaware General Corporation Law. However, the Board of Directors believes that, as a matter of good corporate governance, the CellStar Asia Transaction should not occur unless approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote thereon. Consequently, the Company will not effect the CellStar Asia Transaction unless it is so approved.

Interests of Directors and Executive Officers of the Company in the CellStar Asia Transaction

A.S. Horng, the Chairman, CEO and General Manager of CellStar Asia, and an executive officer of the Company, will own 85% of ManCo. The remaining 15% of ManCo will be owned by Lawrence King, President and Chief Operating Officer of the Asia-Pacific Region and an executive officer of the Company, Conor Yang, Chief Financial Officer of the Asia-Pacific Region, and Peng-Hong See, Vice President of CellStar Asia, who will each own 5% of ManCo. Neither Mr. Yang nor Mr. See is considered by the Company to be an executive officer of the Company. The CellStar Asia management team determined the stock ownership of ManCo.

Assuming the market value of New CellStar Asia at the time of the CellStar Asia Transaction is $250.0 million, Mr. Horng’s ownership interest in ManCo would be worth approximately $42.5 million, and Mr. King’s ownership interest in ManCo would be worth approximately $2.5 million. In addition, pursuant to his employment agreement with CellStar Asia, Mr. Horng would receive a cash bonus of $1.5 million upon successful completion of the CellStar Asia Transaction. If the market capitalization of New CellStar Asia at the time of the IPO (as determined by CellStar, New CellStar Asia and the underwriters) is greater than or equal to $250.0 million, such cash bonus will be increased to $2.5 million. Mr. Horng and Mr. King are the only directors or executive officers of the Company who have a direct financial interest in the CellStar Asia Transaction. Upon the closing of the CellStar Asia Transaction, Mr. Horng and Mr. King will no longer be officers or employees of the Company. Each of the members of the CellStar Asia management team will enter into employment agreements with New CellStar Asia at the time of the IPO that will contain customary non-competition, non-solicitation and confidentiality covenants that management of New CellStar Asia believes are enforceable under Hong Kong law.

In recognition of the key roles the Company’s directors, certain executive officers and certain key employees have played in the CellStar Asia Transaction, such individuals were granted options to purchase shares of Common Stock (the “Transaction Options”) containing certain incentives for the completion of the CellStar Asia Transaction. The Transaction Options were granted on January 22, 2003 at an exercise price of $5.45 per share, which was the closing sale price of the Common Stock on the grant date, and will become exercisable with respect to 25% of the shares covered by the Transaction Options on each anniversary of the grant date; provided, however, that 100% of the shares shall become exercisable immediately upon the earlier to occur of (i) the closing of the CellStar Asia Transaction, if the CellStar Asia Transaction yields to the Company proceeds of $50.0 million or more in cash or cash equivalents, (ii) if the grantee is a non-employee director, such person is not nominated and re-elected to the Board of Directors, or (iii) if the grantee is an employee, such person’s employment is terminated without cause. The Transaction Options will terminate if not exercised within 10 years from the grant date. The grants of the Transaction Options were as follows:

Name and Principal Position	Number of Transaction Options Granted
Terry S. Parker	50,000
Chief Executive Officer

Robert A. Kaiser	50,000
Senior Vice President and Chief Financial Officer

Elaine Flud Rodriguez	50,000
Senior Vice President, Secretary and General Counsel

Raymond L. Durham	20,000
Vice President and Corporate Controller

James L. Johnson	25,000
Chairman of the Board

John L. (“J.L.”) Jackson	25,000
Director

Jere W. Thompson	25,000
Director

Dale V. Kesler	25,000
Director

TOTAL	312,500	(1)

(1)	Includes 42,500 Transaction Options granted to other key employees, who are not executive officers, not named in the table.

The Board of Directors considered the potential advantages and disadvantages of the CellStar Asia Transaction before concluding that the terms of the CellStar Asia Transaction were in the best interests of the Company’s stockholders. The disadvantages included the loss of a substantial portion of the Company’s largest revenue producer for the past four years, the loss of a substantial portion of the Company’s largest operating income producer for the past seven years, the loss of the corporate allocations that are currently charged to the Greater China Operations which were $8.9 million in fiscal 2002, and the loss of a substantial portion of the market in the Asia Pacific Region which the Board of Directors believes will increase in the future. The advantages of the CellStar Asia Transaction included the Company’s ability to realize the intrinsic value of the Greater China Operations and to retain the current management of CellStar Asia for New CellStar Asia. After weighing these factors and receiving the Raymond James opinion, the Board of Directors concluded that the terms of the CellStar Asia Transaction were in the best interests of the Company’s stockholders.

The Board of Directors recommends a vote FOR the CellStar Asia Transaction.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the number of shares of Common Stock beneficially owned as of February 28, 2003, by (i) each person known by the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) the Company’s Chief Executive Officer and each of the Company’s four other most highly compensated executive officers who were serving as such on November 30, 2002, based on salary and bonus earned during fiscal 2002 (collectively, the “Named Executive Officers”); (iii) each director and nominee for director of the Company; and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

Name of Beneficial Owner or Group	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Alan H. Goldfield(2)	4,220,222	(3)	20.5
Michael A. Roth and Brian J. Stark(4)	5,594,959	(5)	27.5
The Northwestern Mutual Life Company(6)	1,128,400	(7)	5.5
Terry S. Parker(8)	107,250	(9)(10)	*
A.S. Horng(8)	637,712	(11)	3.1
Robert A. Kaiser(8)(12)	20,080	(13)	*
Lawrence King(8)	64,720	(14)	*
Elaine Flud Rodriguez(8)	43,775	(15)	*
James L. Johnson(8)	12,000	(9)(16)	*
Dale V. Kesler(8)	4,700	(9)(17)(18)	*
John L. (“J.L.”) Jackson(8)	6,500	(9)(17)	*
Jere W. Thompson(8)	4,990	(9)(17)	*
Current Directors and Executive Officers as a Group	911,852	(19)	4.4

*	Less than 1%.
(1)	Based on 20,354,365 shares outstanding as of February 28, 2003. The Company converted its 5% Senior Convertible Notes due November 2002 (the “Senior Convertible Notes’) into 7,730,600 shares of Common Stock on November 30, 2002.
(2)	The address for Mr. Goldfield is 1851 Turbeville Road, Denton, Texas 76210. Mr. Goldfield retired from his services as a director and officer of the Company in July 2001.
(3)	Includes 3,541,222 shares held in various entities controlled by Mr. Goldfield and his wife. Also includes 474,000 shares that are subject to a revocable (upon 90 days written notice) proxy granted to Mr. Goldfield by Mr. A.S. Horng, which proxy gives Mr. Goldfield the right to vote such shares. Also includes 205,000 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(4)	The address for Messrs. Roth and Stark is 1500 West Market Street, Suite 200, Mequon, Wisconsin 53092.
(5)

Based on a Schedule 13D filed with the Securities and Exchange Commission on March 12, 2002 by Michael A. Roth and Brian J. Stark, filing as joint filers pursuant to Rule 13d-1(k). Messrs. Roth and Stark reported sole dispositive and sole voting power with respect to 5,594,959 shares as a result of electing to exchange their 5% Convertible Subordinated Notes due October 2002 (the “Subordinated Notes”) for cash and Senior Convertible Notes pursuant to the Company’s exchange offer. As of February 21, 2002, Stark Investments Limited Partnership (“Stark”) held 82,459 shares of Common Stock, and a face amount of $15,715,000 in Senior Convertible Notes, which were convertible into 3,143,000 shares (a current total of 15.8%) of Common Stock. As of February 21, 2002, Shepherd Trading (“Shepherd”) held 60,300 shares of Common Stock, and a face amount of $11,546,000 in Senior Convertible Notes, which were convertible into 2,309,200 shares (a current total of 11.6%) of Common Stock. Therefore, as of February 21, 2002, Messrs. Roth and Stark, in their capacity as the founding members of Stark Asset Management, L.L.C., a Wisconsin limited liability company, which serves as (a) the managing general partner of Stark, and (b) the investment manager of Shepherd, reported beneficial ownership of an aggregate of 5,594,959 shares, or approximately 27.5% of the Common Stock outstanding on February 28, 2003.
(6)	The address for The Northwestern Mutual Life Insurance Company (“Northwestern Mutual”) is 720 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.
(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 by Northwestern Mutual, Northwestern Mutual reported shared voting power and shared dispositive power with regard to the 1,128,400 shares as follows: 1,048,400 shares are owned directly by Northwestern Mutual. Northwestern Mutual may be deemed to be the indirect beneficial owner of 80,000 shares owned by The Northwestern Mutual Life Insurance Company Group Annuity Separate Account (“GASA”). Northwestern Investment Management Company, LLC, a wholly-owned company of Northwestern Mutual, serves as an investment advisor to Northwestern Mutual and GASA and shares voting and investment power with respect to all of the aforementioned holdings.
(8)	The address for such individual is 1730 Briercroft Court, Carrollton, Texas 75006.
(9)	Includes 1,500 shares subject to options granted under the Directors’ Plan, which options are exercisable within 60 days.
(10)	Includes 105,750 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(11)	Includes 474,000 shares that are subject to a revocable (upon 90 days written notice) proxy to vote such shares held by Alan H. Goldfield. Also includes 163,712 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(12)	Mr. Kaiser was appointed Senior Vice President and Chief Financial Officer of the Company on December 12, 2001.
(13)	Includes 20,000 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(14)	Consists of 64,720 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(15)	Includes 42,655 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(16)	Includes 6,000 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(17)	Includes 3,000 shares subject to options granted under the 1993 Plan, which options are exercisable within 60 days.
(18)	Includes 200 shares held jointly with Mr. Kesler’s wife.
(19)	Includes shares subject to options held by directors and Named Executive Officers more fully described in footnotes 9 through 18 above, and 10,125 shares subject to options granted under the 1993 Plan to executive officers not named in the table, which options are exercisable within 60 days.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain information regarding compensation paid to the Named Executive Officers for each of the Company’s last three fiscal years.

	Year	Annual Compensation					Long Term Compensation Awards			All Other Compensation ($)
Name and Principal Position		Salary ($)		Bonus(*) ($)		Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options (#)(1)(2)
Terry S. Parker	2002	950,000		380,000		—	—	—		11,347	(3)
Chief Executive Officer	2001	341,634	(4)	200,000		—	—	204,000		5,494	(3)
	2000	—		—		—	—	1,000	(5)	—

A.S. Horng	2002	841,818		1,566,966	(6)	—	—	260,000		1,539	(7)
Chairman, Chief Executive	2001	800,133		300,000		—	—	—		1,539	(7)
Officer and General Manager of CellStar (Asia) Corporation Limited	2000	800,103		66,675		—	—	90,283		128	(7)

Robert A. Kaiser	2002	436,442	(8)	675,000	(9)	—	—	80,000		12,381	(3)
Senior Vice President and	2001	—		—		—	—	—		—
Chief Financial Officer	2000	—		—		—	—	—		—

Lawrence King	2002	369,290		30,005		—	—	7,000		3,365	(10)
President and Chief	2001	360,058		70,780		—	—	12,000		3,365	(10)
Operating Officer of Asia-Pacific Region	2000	360,058		30,005		—	—	8,627		12,021	(11)

Elaine Flud Rodriguez	2002	285,000		115,000		—	—	10,000		4,416	(3)
Senior Vice President,	2001	265,000		35,774		—	—	15,000		4,179	(3)
Secretary and General Counsel	2000	250,000		10,000		—	—	11,272		3,833	(3)

(*)	Bonus information includes payments earned in the stated fiscal year but actually paid in the subsequent fiscal year.
(1)	Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights.
(2)	All figures in this column reflect an adjustment for the Reverse Split.
(3)	Consists of insurance premiums paid by the Company and Company matching contributions to the named executive’s 401(k) plan.
(4)	Mr. Parker was appointed Chief Executive Officer of the Company on July 5, 2001.
(5)	Consists of options granted to Mr. Parker while serving as a director of the Company.
(6)	Includes a signing bonus of $1,500,000 paid upon the effective date of Mr. Horng’s new employment agreement dated July 5, 2002, with CellStar Asia. Mr. Horng is also eligible to receive a bonus of $1,500,000 upon the successful completion of the CellStar Asia Transaction. In the event the market value of New CellStar Asia at the time of the CellStar Asia Transaction is $250 million or greater, such cash bonus will be increased to $2.5 million.
(7)	Consists of a Company matching contribution to its Hong Kong retirement plan.
(8)	Mr. Kaiser was appointed Senior Vice President and Chief Financial Officer on December 12, 2001.
(9)	Consists of a signing bonus of $300,000, $200,000 paid pursuant to Mr. Kaiser’s employment agreement, and a bonus of $175,000 paid pursuant to the Incentive Plan. See “Executive Compensation—Employment Contracts and Termination of Employment and Change in Control Arrangements.”
(10)	Consists of insurance premiums paid by the Company and a Company matching contribution to its Hong Kong retirement plan.
(11)	Consists of insurance premiums paid by the Company.

Option Grants During 2002 Fiscal Year

The following table provides information related to options granted to the Named Executive Officers during the fiscal year ended November 30, 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)(2)
	Number of Securities Underlying Options Granted(#)(2)(3)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)(2)(4)	Expiration Date
Name					5% ($)	10% ($)
Terry S. Parker(5)	—	—	—	—	—	—
A.S. Horng	260,000	54.133	(6)	(6)	570,980	1,446,943
Robert A. Kaiser	80,000	16.656	4.60	December 11, 2011	231,353	586,248
Lawrence King	7,000	1.457	4.30	January 7, 2012	18,923	47,951
Elaine Flud Rodriguez	10,000	2.082	4.30	January 7, 2012	27,033	68,502

(1)	The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment, nontransferability or vesting over periods of up to ten years.
(2)	All figures in this column reflect an adjustment for the Reverse Split.
(3)	Reflects options to acquire shares of Common Stock. The Company has not granted stock appreciation rights. The options become exercisable with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant. In the event of a “change of control” (as defined in the 1993 Plan), any unexercisable portion of the options will become immediately exercisable.
(4)	The exercise price is equal to the fair market value of the Common Stock on the date of grant. The option exercise price may be paid as follows: (a) in cash or by certified check, bank draft or money order payable to the order of the Company; (b) in Common Stock (including restricted stock), valued at its fair market value on the date of exercise; (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the stock option or to pledge such shares as collateral for a loan to a third party and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price; and/or (d) in any other form of valid consideration that is acceptable to the Compensation Committee of the Board of Directors in its sole discretion.
(5)	Mr. Parker did not receive any option grants from the Company in fiscal 2002.
(6)	The number, exercise price and expiration date of Mr. Horng’s options are as follows:

Number	Exercise Price	Expiration Date
60,000	$4.300	January 7, 2012
200,000	$3.250	September 9, 2012

Option Exercises During 2002 Fiscal Year and Fiscal Year End Option Values

The following table provides information related to options exercised by the Named Executive Officers during the fiscal year ended November 30, 2002 and the number and value of options held on November 30, 2002. The Company does not have any outstanding stock appreciation rights. None of the Named Executive Officers in the table below exercised any options in fiscal 2002.

	Shares Acquired on Exercise (#)(1)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at FY-End (#)(1)		Value of Unexercised In- the-Money Options/ at FY-End ($)(1)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Terry S. Parker	—	—	105,750	103,750	—	—
A.S. Horng	—	—	126,142	305,141	—	311,400
Robert A. Kaiser	—	—	—	80,000	—	7,200
Lawrence King	—	—	57,814	20,314	—	2,730
Elaine Flud Rodriguez	—	—	33,087	27,385	—	3,900

(1)	All figures in this column reflect an adjustment for the Reverse Split.
(2)	Value realized is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise related.
(3)	The closing price for the Common Stock, as reported by The Nasdaq National Market System on November 29, 2002, the last trading day of fiscal 2002, was $4.69. The value of unexercised in-the-money options is calculated on the basis of the difference between the option exercise price and $4.69 multiplied by the number of shares of Common Stock underlying the option.

Equity Compensation Plan Information

The following table sets forth information about the Company’s equity compensation plans as of November 30, 2002:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (1)		Weighted Average Exercise Price of Outstanding Options (1)	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in First Column)
Equity compensation plans approved by security holders	1,477,658	(2)	$23.83	488,709	(3)
Equity compensation plans not approved by security holders	50,000	(4)	$10.25	0
Total	1,527,658			488,709

(1)	The Company does not have outstanding any warrants or rights to purchase Common Stock, with the exception of rights outstanding pursuant to its amended and restated stockholder rights plan, which rights are offered to all stockholders on a pro rata basis.
(2)	Consists of 1,470,158 shares of Common Stock issued pursuant to the 1993 Plan and its predecessors, and 7,500 shares of Common Stock issued pursuant to the Directors’ Plan.
(3)	Consists of 470,709 shares of Common Stock which may be issued pursuant to the 1993 Plan and its predecessors, and 18,000 shares of Common Stock which may be issued pursuant to the Directors’ Plan.
(4)	On July 5, 2001, the Company granted options to purchase 50,000 shares of Common Stock at an exercise price of $10.25 per share, adjusted to reflect the Reverse Split, to Terry S. Parker (the “Parker Options”). The Parker Options were granted in connection with Mr. Parker’s appointment as Chief Executive Officer of the Company. 25% of the Parker Options vested immediately upon grant, and the remainder vest in 25% increments thereafter beginning on the first anniversary of the grant date. The Parker Options expire on July 5, 2011, unless a termination of service occurs. In addition, the Parker Options become immediately vested upon the occurrence of certain events, including termination of employment by the Company without cause, Company Breach, or as a result of a change in control, as such terms are defined in Mr. Parker’s employment agreement.

Compensation of Directors

During the fiscal year ended November 30, 2002, each director of the Company who was not an officer or other employee of the Company (an “Independent Director”) received an annual retainer fee of $25,000, plus $1,500 for each meeting of the Board of Directors or committee of the Board of Directors that he attended and $750 for each telephonic Board of Directors or committee meeting that he attended. To the extent that any committee meeting is held on the same day as a full Board of Directors meeting or another committee meeting, only one $1,500 or $750 fee (as applicable) was paid. The Company also pays a per diem fee of $1,500 to each Independent Director for each day such director performs additional services for the Company at the request of the Chief Executive Officer. There were no per diem fees paid to any director for the fiscal year ended November 30, 2002.

In July 2001, Mr. Johnson was elected Chairman of the Board of Directors and the Company entered into an agreement with Mr. Johnson whereby he would receive annual compensation of $250,000 for serving as non-executive Chairman of the Board of Directors, in addition to whatever compensation and expense reimbursement he is entitled to as an Independent Director. Mr. Johnson received $250,000 for his services as Chairman during fiscal 2002, in addition to $55,000 in director and retainer fees as described above.

Pursuant to the Directors’ Plan, each Independent Director automatically receives an option (the “Initial Option”) to purchase 1,500 shares of Common Stock upon becoming an Independent Director. In addition to the Initial Option, each Independent Director receives an annual grant pursuant to the 1993 Plan of an option (the “Annual Option”) to purchase 1,000 shares of Common Stock, which option will be automatically granted on the date of the first full Board of Directors meeting following the end of each fiscal year. The Annual Option will vest with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant and will expire ten years following the date of grant. The exercise price of all options granted to Independent Directors must be equal to the fair market value of the Common Stock on the date of grant. The Directors’ Plan expires on March 3, 2004. The Company expects to make similar grants of options under the 2003 Incentive Plan.

Directors who are also employees of the Company receive no additional compensation for serving as directors. All directors of the Company are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to, and attendance at, meetings of the Board of Directors or committees thereof.

Employment Contracts and Termination of Employment and Change in Control Arrangements

The Company entered into employment agreements (collectively, the “Employment Agreements” or individually, an “Employment Agreement”) with Mr. Parker, Mr. Horng, Mr. Kaiser, and Ms. Rodriguez (collectively, the “Executives” and individually, an “Executive”), effective July 5, 2001, July 5, 2002, December 12, 2001, and January 21, 2000, respectively. Mr. King does not have an employment agreement with the Company. The Employment Agreements of Messrs. Parker, Horng, Kaiser and Ms. Rodriguez provide for annual base salaries of $850,000, $900,000, $450,000 and $250,000, respectively. Mr. Kaiser also received a signing bonus of $300,000. Mr. Horng received a signing bonus of $1.5 million, subject to repayment provisions if Mr. Horng terminates his Employment Agreement under certain conditions, and a success bonus of $1.5 million payable upon completion of the CellStar Asia Transaction; provided, however, that in the event the market capitalization of New CellStar Asia at the time of the IPO (as determined by CellStar, New CellStar Asia and the underwriters) is $250.0 million or greater, the success bonus will be increased to $2.5 million. The Employment Agreement with Mr. Horng will terminate upon completion of the CellStar Asia Transaction without payment of compensation and will be replaced by a new employment agreement between New CellStar Asia and Mr. Horng. Each of the Employment Agreements also provides that the Executive is eligible to participate in an annual incentive plan approved by the Company’s Board of Directors during the term of his or her Employment Agreement.

Pursuant to his original Employment Agreement, the Company acknowledged Mr. Kaiser’s desire to assume greater responsibility for business operations, particularly in the North American Region of the Company’s subsidiary, CellStar, Ltd. (“Employer”). Employer agreed to establish an escrow account in the amount of $700,000, which amount was to be paid to Mr. Kaiser in the event that he was not named as Senior Vice President of the Company and President of Employer’s North American Region on or before June 1, 2002. Mr. Kaiser, the Company and Employer executed a First Amendment to Employment Agreement, effective as of April 2, 2002, which removed the requirement for the escrow and extended the date for the Company and Employer to name Mr. Kaiser as Senior Vice President of the Company and President of Employer’s North American Region to on or before September 1, 2002. Mr. Kaiser, the Company and Employer executed a Second Amendment to Employment Agreement, effective as of September 10, 2002, which provided for the payment of $200,000 to Mr. Kaiser in consideration for Mr. Kaiser’s agreement to further extend the date by which he would be named as Senior Vice President of the Company and President of Employer’s North American Region to on or before March 1, 2003. The amendment further reduces the amount payable in the event Mr. Kaiser is not so named to $500,000. Such date may be extended an additional 90 days by mutual written agreement of the parties. Mr. Kaiser, the Company and Employer executed a Third Amendment to Employment Agreement as of February 28, 2003, extending the date by which he would be named as Senior Vice President of the Company and President of Employer’s North American Region to on or before May 1, 2003. No additional compensation was paid to Mr. Kaiser for such extension.

The Company is obligated, during the term of his Employment Agreement, to provide to Mr. Kaiser a life insurance policy with a face amount of $1,500,000 and a disability insurance policy with an annual disability benefit of $200,000 until attainment of age 65. The Company has in place insurance to cover a portion of such expenses. Mr. Kaiser and Mr. Horng are each eligible to participate in the life, health and disability insurance programs customarily made available to employees of the Company.

Each of the Employment Agreements has an initial term of four years, except that of Mr. Horng. Mr. Horng’s Employment Agreement expires on the fifth anniversary of the date on which the Board of Directors of the Company notifies Mr. Horng that it has determined to discontinue the automatic daily extension of the Employment Agreement. Pursuant to his Employment Agreement, Mr. Horng is an employee of CellStar Asia, and any continuing obligations of the Company contained in his Employment Agreement will terminate upon the completion of the CellStar Asia Transaction. Upon such termination, Mr. Horng’s outstanding options to purchase Common Stock will expire 30 days after the termination date. All of the Employment Agreements are subject to earlier termination as follows: (i) by the Company (a) due to the disability of the Executive, (b) for “cause” or (c) “without cause”; or (ii) by the Executive (a) upon a material breach by the Company of the Employment Agreement (“Company Breach”), (b) within twelve months of a “change in control” or (c) without “good reason” (defined as termination for any reason other than Company Breach). If any Executive terminates his or her employment due to Company Breach or if any Executive is terminated by the Company “without cause,” he or she will be entitled to receive his or her accrued but unpaid base salary and annual incentive payments through the date of termination plus an amount equal to the product of (i)(a) his or her base salary plus (b) the amount of his or her annual incentive payments for the preceding year divided by 365 and (ii) multiplied by (a) with respect to the employees other than Mr. Horng, the lesser of (x) 720 or (y) the greater of the number of days remaining in the term of his or her employment or 365 or (b) with respect to Mr. Horng only, the number of days from the date the Board of Directors notifies Mr. Horng that it has determined to discontinue the automatic daily extension of his Employment Agreement to the end of the term, which period shall equal five years. In the event of termination of employment after a “change in control,” each of the Executives will be entitled to receive an amount equal to $100 less than three times his or her “annualized includable compensation for the base period” (as defined in Section 280G of the Code) or such lesser amount that is the maximum payment permitted by the Code that does not constitute an “excess parachute payment.”

Under the Employment Agreements, a termination will be deemed to be “without cause” if it is for any reason other than due to the disability of the Executive or for “cause.” Under the Employment Agreements, a termination will generally be considered to be for “cause” if it is due to the Executive’s (i) continued unsatisfactory job performance after written warning or, in the cases of Messrs. Horng and Kaiser, gross incompetence or, in the case of Mr. Parker, willful failure to perform his duties, (ii) misconduct or, in the cases of

Messrs. Horng and Kaiser, willful misconduct, that causes or is likely to cause material economic harm to, or discredit to the reputation of, the Company or its affiliated entities, (iii) failure to follow the directions of senior management or the Boards of Directors of the Company or the Executive’s employer, (iv) conviction of or a plea of nolo contendre to a felony involving moral turpitude or the entry of an order by any federal or state regulatory agency prohibiting the Executive from participating in the affairs of the Company, or (v) any other material breach of his Employment Agreement that is not cured within thirty days after receipt of written notice from the Company specifying the breach.

For purposes of the Employment Agreements a “change in control” will be deemed to occur upon the occurrence of any of the following: (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; (3) any approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Board of Directors by the Continuing Directors (as defined in the Employment Agreements); or (5) subject to applicable law, in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7 of the United States Bankruptcy Code. Ms. Rodriguez’s Employment Agreement was amended effective as of September 10, 2002 so that neither (i) the acquisition of beneficial ownership of 15% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned less than 10% of such voting power on the date of the Employment Agreement, or the acquisition of beneficial ownership of an additional 5% of the voting power of the Company’s outstanding voting securities by any person or group who beneficially owned at least 10% of such voting power on the date of the Employment Agreement nor (ii) the execution by the Company and a stockholder of a contract that by its terms grants such stockholder or such stockholder’s affiliate the right to veto or block decisions or actions of the Board of Directors, would constitute a change in control for purposes of the Employment Agreement. This amendment is consistent with the terms of the existing Employment Agreements of Mr. Parker and Mr. Kaiser, and with the recent Employment Agreement of Mr. Horng.

The Employment Agreements also provide that the Executives will be indemnified by the Company to the extent provided in the Company’s Certificate of Incorporation or bylaws as of the date of the Employment Agreement and to the fullest extent permitted by changes to Delaware law. The Employment Agreements of all Executives include non-competition and confidentiality provisions.

Consulting Agreement.    In July, 2001, the Company entered into a Consulting Agreement with Alan H. Goldfield, the Company’s former Chief Executive Officer, under which the Company engaged Mr. Goldfield to perform such services for the Company as are mutually agreeable to Mr. Goldfield and the Chief Executive Officer of the Company. Under the Consulting Agreement, Mr. Goldfield has the honorary title of “Chairman Emeritus” of the Company but is not a director, officer or employee of the Company and has no authority to act on behalf of the Company. The Company agreed to pay Mr. Goldfield 5% of net earnings from specified new lines of business conducted by the Company in PRC, Hong Kong, Korea, Japan, Taiwan, Singapore, Malaysia and the Philippines (the “Earnout”) through November 30, 2006 if not earlier terminated, but not to exceed $15,000,000. New business lines covered by the Earnout include the sale of prepaid calling cards, the sale of specified paging and long distance services, the sale of “Tai Chi box” services and products and the sale of personal digital assistants and digital cameras. For fiscal year 2002, the Company paid Mr. Goldfield $241,077 in connection with services provided pursuant to his Separation Agreement and Release effective July 5, 2001. No payments have been made pursuant to the Consulting Agreement.

The Consulting Agreement terminates on the earlier of November 30, 2006, a termination of Mr. Goldfield for cause by the Company, the death of Mr. Goldfield, written notice of termination by either party as a result of the disability of Mr. Goldfield or voluntary termination by Mr. Goldfield upon not less than 30 days prior written notice. Under the Consulting Agreement, a termination will generally be considered for “cause” if it is due to Mr. Goldfield’s (i) willful gross misconduct, (ii) conviction of a felony, (iii) breach of his covenants of confidentiality and non-competition set forth in the Consulting Agreement or (iv) violation of the Foreign Corrupt Practices Act. In the event of termination due to the death or disability of Mr. Goldfield, the Company must still pay the Earnout through November 30, 2006.

The Consulting Agreement also includes non-competition and confidentiality provisions. The non-competition provision is effective until the later of July 5, 2003 or the date the Consulting Agreement is terminated.

Compensation Committee Interlocks and Insider Participation

For fiscal 2002, the Compensation Committee of the Board of Directors consisted of J.L. Jackson (Chairman), James L. Johnson, and Jere W. Thompson. No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. Mr. Johnson, who also serves as the Company’s non-executive Chairman of the Board of Directors, received a total of $305,000 in compensation for holding such position in fiscal year 2002. See “Executive Compensation—Compensation of Directors.” Mr. Johnson was the only member of the Compensation Committee that had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K promulgated by the SEC. No executive officer of the Company served on the compensation committee, or as a director, of another entity, one of whose executive officers served on the Company’s Compensation Committee or on its Board of Directors in fiscal 2002.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

General.    Subject to existing contractual obligations, the Compensation Committee of the Board of Directors is primarily responsible for evaluating and recommending the Company’s executive compensation policies and practices. The Compensation Committee also has the power to administer the 1993 Plan, the 2003 Incentive Plan, the Incentive Plan and the Directors’ Plan. The Compensation Committee is currently composed of Messrs. J.L. Jackson (Chairman), James L. Johnson and Jere W. Thompson.

Compensation Philosophy.    The Company’s philosophy of rewarding stockholders through executive compensation reflects its belief that the compensation of executives (i) should be linked to achievement of the Company’s business and strategic goals; (ii) should be aligned with the interests of stockholders through awards of stock options and other stock-based compensation; (iii) should recognize individual contributions, as well as overall business results; and (iv) should have the ultimate result of attracting, motivating and retaining highly-talented executives for the Company. To achieve these objectives, the Company’s current compensation program consists of the following elements:

•	Base salary
•	Annual incentive compensation, the receipt of which is based on (i) the financial performance of the Company and its divisions from year to year and/or (ii) significant individual contributions
•	Long-term incentive compensation, primarily in the form of stock options

Chief Executive Officer’s Fiscal 2002 Compensation.    Mr. Parker was appointed Chief Executive Officer of the Company in July 2001. Pursuant to Mr. Parker’s Employment Agreement, the Company pays an annual base salary of $850,000, which was based on competitive and comparable compensation for the position of responsibility as reviewed and recommended by an outside consulting firm hired by the Company. For fiscal 2002, Mr. Parker’s base salary was increased to $950,000. The increase in Mr. Parker’s base salary was attributable to the recognition of the Company’s performance in light of significant challenges with which it was faced in fiscal 2002, including the successful completion of the exchange offer for the outstanding Subordinated Notes and the Reverse Split. In addition, Mr. Parker is eligible for an annual incentive bonus of a target of 50% of his annual base salary, as approved by the Board, based on the attainment of certain goals related to the creation, conservation and effective use of cash by the Company, an increase in the Company’s stock price, and other factors. The target may be increased to up to 100% of Mr. Parker’s annual base salary based on annual performance and achievement of goals. For fiscal 2002, Mr. Parker received a bonus of $380,000, or 40% of his annual base salary. Mr. Parker’s bonus for fiscal 2002 was determined based on a number of factors, including developing and gaining Board approval for a strategic three-year plan to maximize shareholder value, eliminating the remainder of the Subordinated Notes and Senior Convertible Notes, and stock price appreciation. In addition, a portion of the bonus was awarded based on individual achievements that strengthened the Company, judged in the sole discretion of the Compensation Committee. Mr. Parker did not receive any option grants in fiscal 2002.

Compensation of Other Executive Officers.    For the fiscal year ended November 30, 2002, the compensation package received by the other executives of the Company consisted of base salary, stock options and bonus awards. Each element is consistent with the compensation philosophy set forth above, and the determinations regarding the appropriate form and level of executive compensation were based in part on the recommendations of management. Such recommendations reflected each individual’s level of responsibility and experience and the assessment of the individual’s contribution to the success of the Company’s business. Bonuses paid to these executives for fiscal 2002 were based on corporate performance factors, such as the ability to create and manage cash effectively, the successful management of various key financial indicators, and the integrity and quality of financial results and reporting. In addition, a discretionary portion of the bonus was awarded for individual achievements that strengthened the Company. Bonus payments for executive officers other than the Chief Executive Officer were recommended by the Chief Executive Officer and approved by the Compensation Committee.

In December of 2001, the Company appointed Robert Kaiser as its new Chief Financial Officer. The Company entered into an Employment Agreement with Mr. Kaiser effective December 12, 2001 providing for an annual base salary of $450,000 and a potential annual incentive bonus as approved by the Board. Mr. Kaiser also received a signing bonus of $300,000. In addition, Mr. Kaiser was granted options to purchase 400,000 shares of Common Stock at the time of his appointment, or 80,000 shares of Common Stock taking into account the subsequent Reverse Split, of which the exercise price was fixed at the closing sales price of the Common Stock on the date of the grant. The options vest at the rate of 25% per year beginning on the first anniversary of the grant date, unless Mr. Kaiser is terminated without cause, in which case the options will immediately vest. Mr. Kaiser’s Employment Agreement and the subsequent amendments thereto are discussed in more detail under the heading “Executive Compensation – Employment Contracts and Termination of Employment and Change in Control Agreements.” Mr. Kaiser did not receive any additional option grants in fiscal 2002. The Compensation Committee based Mr. Kaiser’s compensation on his considerable past work experience and the significant challenges facing the Company, among other factors.

In July of 2002, the Company entered into a new Employment Agreement with A.S. Horng, Chairman, Chief Executive Officer and General Manager of CellStar Asia, providing for an annual base salary of $900,000 and a potential annual incentive bonus as approved by the Board. Pursuant to the new Employment Agreement, Mr. Horng was granted options to purchase 200,000 shares of Common Stock the exercise price of which was fixed at the closing sales price of the Common Stock on the date of the grant. The options vest at the rate of 25% per year beginning on the first anniversary of the grant date. Mr. Horng’s Employment Agreement is discussed in more detail under the heading “Executive Compensation—Employment Contracts and Termination of Employment and Change in Control Arrangements.” The Compensation Committee based Mr. Horng’s compensation on the importance of Mr. Horng to the continued success of the Greater China Operations and to the successful completion of the CellStar Asia Transaction, among other factors.

The Company continues to place its emphasis on compensation that would more closely align the executives’ interests with the stockholders’ interests. Therefore, as with the Chief Executive Officer, a significant percentage of each executive’s total compensation opportunity was tied to performance of the Company and individual achievement. Awards are made in the form of cash bonus and stock option grants.

Subject to achievement by the Company of specific performance targets, certain of the Company’s executives are eligible to receive incentive bonuses under the Incentive Plan ranging from 33% to 100% of their base salaries. The percentage of the bonus amount awarded is based on the extent to which the Company is successful in creating, conserving, and effectively using cash, in addition to individual or operating unit performance factors.

In considering stock option grants to the Company’s executives, the Compensation Committee reviewed recommendations of executive management, considering each executive’s current and future ability to impact achievement of strategic goals and objectives. Emphasis on equity compensation through stock option grants is believed to be effective because it more closely aligns the interests of the executives and the Company’s stockholders for both near and long-term. All options granted during fiscal 2002 to the Company’s executives were granted at the fair market value on the date of grant. All of such options vest at a rate of 25% per year, beginning on the first anniversary of the date of grant. See “Executive Compensation—Option Grants During 2002 Fiscal Year.” An executive will receive full benefits from the option grant only if the Company’s stock price appreciates and only if the executive remains with the Company for the full term of vesting.

Internal Revenue Code Section 162(m).    Section 162(m) of the Internal Revenue Code (the “Code”) provides for an annual $1,000,000 limitation (the “Deduction Limitation”) on the deduction that an employer may claim for compensation of certain executives but also provides an exception to the Deduction Limitation for certain performance-based compensation. It is the intent of the Compensation Committee to ensure that executive compensation is deductible through such an exception or otherwise, provided that qualification is in the best interests of the Company.

John L. (“J.L.”) Jackson

James L. Johnson

Jere W. Thompson

Comparative Performance Graph

The following chart compares the cumulative total stockholder return on the Common Stock with the cumulative total return on the stocks comprising The Nasdaq Market Value Index (the “Nasdaq Index”) and the Electronics Wholesale Index over the period commencing November 30, 1997 and ending November 30, 2002. The comparison assumes $100 was invested on November 30, 1997 in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance graph is not necessarily indicative of future price performance.

Comparison of Cumulative Total Return

of CellStar Corporation, Nasdaq Index and Electronics Wholesale Index

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on the Company’s review of such forms furnished to the Company, the Company believes that all filing requirements applicable to the Company’s executive officers, directors, and greater than 10% beneficial owners were complied with, except for the following: In fiscal 2002, Mr. Kaiser, upon becoming an executive officer of the Company on December 12, 2001, did not timely file a Form 3; in fiscal 2001, Mr. Parker did not timely file a Form 4 or Form 5 reporting a change in beneficial ownership in connection with the acquisition of options to purchase 200,000 shares of Common Stock granted pursuant to his employment agreement dated July 5, 2001; and for fiscal 2000, the Company is unable to locate evidence that Mr. Thompson timely filed a Form 4 reporting a change in beneficial ownership in connection with a purchase of shares of Common Stock. Mr. Thompson filed a Form 5 in December of 2002 reporting beneficial ownership of such shares.

INDEPENDENT AUDITORS

The Board of Directors, upon the recommendation of its Audit Committee, has appointed KPMG LLP as the independent auditors of the Company for the fiscal year ending November 30, 2003. KPMG LLP served as the Company’s independent certified public accountants for the fiscal year ended November 30, 2002, and has reported on the Company’s consolidated financial statements for such year. Representatives of KPMG LLP are expected to be present at the Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

Stockholders of the Company may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act and the Company’s Certificate of Incorporation. Under SEC proxy rules, the Company is required to provide the following information based on the assumption that the date for the Company’s next annual meeting after the Meeting will be within thirty (30) days of the first anniversary of the date of the Meeting: any appropriate proposal submitted by a stockholder of the Company and intended to be presented at the 2004 annual meeting of stockholders must be received by the Company by January [6], 2004 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2004 annual meeting. The Company anticipates that it will have its next annual meeting no later than May [7], 2004. If that annual meeting is outside the 30 day period referred to above, then proposals submitted by a stockholder for inclusion in the Company’s proxy statement and related proxy must be received a reasonable time before the Company prints and mails its proxy materials.

Also, a stockholder proposal intended to be presented at the next annual meeting but not included in the Company’s proxy statement for such meeting must be received by the Company at least 60 days in advance of the date of that meeting or, if the public announcement of the meeting is less than 70 days before the date of the meeting, on or before the tenth day following the date on which the meeting is first publicly announced. According to the Company’s Certificate of Incorporation, a stockholder proposal received outside of this time period will be considered untimely. Management named in the Company’s proxy form for the annual meeting will then have discretionary authority to vote shares represented by such proxies on the stockholder proposal, if presented at the meeting, without including information about the proposal in the Company’s proxy materials. Even if a stockholder makes a timely notification, management named in the Company’s proxy form for the annual meeting may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the SEC.

The Company will inform the stockholders of any changes of the dates above in a timely manner and will provide notice of the new dates in a quarterly report on Form 10-Q.

The procedure for nominating a person for election to serve as a director is set forth under “Meetings of Directors and Committees—Nominating Committee.” Any stockholder proposal must provide the information required by the Company’s bylaws and Certificate of Incorporation and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company’s principal offices at 1730 Briercroft Court, Carrollton, Texas 75006.

HOUSEHOLDING

As permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the Proxy Statement. Upon oral or written request, the Company will promptly deliver a separate copy of the Proxy Statement to any stockholder residing at an address to which only one copy was mailed. Stockholders residing at the same address and currently receiving only one copy of the Proxy Statement may contact the Company to request multiple copies in the future, and stockholders residing at the same address and currently receiving multiple copies of the Proxy Statement may contact the Company to request a single copy in the future. All such requests should be sent to:

CellStar Corporation
1730 Briercroft Court
Carrollton, Texas 75006
Attention: Corporate Secretary

OTHER BUSINESS

The Board of Directors knows of no matters other than those described herein that will be presented for consideration at the Meeting. However, should any other matter properly come before the Meeting or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to exercise their discretionary authority to vote in accordance with their best judgment.

DOCUMENTS INCORPORATED BY REFERENCE

Accompanying this Proxy Statement are copies of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2002 filed with the SEC on February 28, 2003, Amendment No. 1 thereto, filed with the SEC on March 31, 2003, and Amendment No. 2 thereto, filed with the SEC on April     , 2003 (collectively, the “Annual Report”). The Annual Report is not to be deemed a part of this Proxy Statement and does not form any part of the material for the solicitation of Proxies, other than the sections of the Annual Report entitled “Supplementary Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure,” and “Quantitative and Qualitative Disclosures About Market Risk,” and the Company’s consolidated financial statements included in the Annual Report, each of which is incorporated herein by reference.

In addition, incorporated by reference herein is the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2003 (the “Quarterly Report”). The Company will provide, without charge, to each person to whom a Proxy is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of the Quarterly Report that has been incorporated by reference in the Proxy Statement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Proxy Statement incorporates). All such requests should be sent to:

CellStar Corporation

1730 Briercroft Court

Carrollton, Texas 75006

Attention: Corporate Secretary

All documents subsequently filed by the Company pursuant to Sections 13(a) 13(c), 14 or 15(d) of the Exchange Act, prior to             , 2003, shall be deemed to be incorporated by reference into the Proxy Statement.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers, such as the Company, that file electronically with the SEC.

MISCELLANEOUS

The entire cost of soliciting Proxies, including the costs of preparing, printing and mailing this Proxy Statement and accompanying materials to stockholders, will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit Proxies personally or by telephone or otherwise, without additional compensation. MacKenzie Partners, Inc. (“MacKenzie”) will assist the Company in the solicitation of Proxies. The Company estimates that it will pay approximately $15,000 in fees, plus expenses and disbursements, to MacKenzie for its proxy solicitation services. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding of solicitation materials to the beneficial owners of shares of Common Stock held by such persons, and the Company may reimburse such brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

By Order of the Board of Directors,

Elaine Flud Rodriguez

Senior Vice President, Secretary and General Counsel

                            , 2003

Appendix A

CELLSTAR CORPORATION

2003 LONG-TERM INCENTIVE PLAN

The CellStar Corporation 2003 Long-Term Incentive Plan (the “Plan”) was adopted by the Board of Directors of CellStar Corporation, a Delaware corporation (the “Company”), effective as of March 13, 2003, subject to approval by the Company’s stockholders.

ARTICLE 1

PURPOSE

The purpose of the Plan is to attract and retain key Employees, Nonemployee Directors and Advisors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Cash Awards, whether granted singly, in combination, or in tandem. The Plan is designed to

(a)	increase the interest of such persons in the welfare of the Company and its Subsidiaries;

(b)	furnish an incentive to such persons to continue their services for the Company and/or its Subsidiaries; and

(c)	provide a means through which the Company and its Subsidiaries may attract able persons to enter their employ or serve as Advisors.

Unless otherwise specified by the Committee at the time of grant, with respect to Reporting Participants, the Plan and all transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.

ARTICLE 2

DEFINITIONS

For purposes of the Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

2.1    “Advisor” means any person performing advisory or consulting services for the Company or any Subsidiary, with or without compensation, to whom the Company chooses to grant an Award in accordance with the Plan, provided thatbona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

2.2    “Applicable Law” shall have the meaning set forth in Article 3 below.

2.3    “Award” means the grant under the Plan of any Stock Options, Stock Appreciation Rights, shares of Restricted Stock, or Cash Award, whether granted singly, in combination, or in tandem (sometimes individually referred to herein as an “Incentive”).

2.4    “Award Agreement” means a written agreement between a Participant and the Company that sets out the terms of the grant of an Award.

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2.5    “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised, which shall commence on the Date of Grant and expire at the time set forth in the Award Agreement.

2.6    “Board” means the Board of Directors of the Company.

2.7    “Cash Award” means an Award granted pursuant to Article 9 of the Plan.

2.8    “Change of Control” means any of the following: (i) any consolidation, merger or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a consolidation, merger or share exchange of the Company in which the holders of the Company’s Common Stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (ii) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions, of all or substantially all of the assets of the Company; (iii) approval by the stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; (iv) the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) at the effective date of this Plan were directors or (y) become directors after the effective date of this Plan and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date of this Plan or whose election or nomination for election was previously so approved; or (v) in a Chapter 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7. To the extent that a Participant’s Employment Agreement differs from the Plan with respect to the meaning of “Change of Control,” if such Employment Agreement has been approved by the Compensation Committee of the Board of Directors, the definition included in such Employment Agreement shall govern.

2.9    “Code” means the Internal Revenue Code of 1986, as amended.

2.10    “Committee” means the committee(s) appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.

2.11    “Common Stock” means the common stock, par value $.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue or, in the event that the outstanding shares of such common stock are hereafter converted into or exchanged for shares of a different stock or security of the Company or another corporation pursuant to the terms of this Plan, such other stock or security.

2.12    “Company” means CellStar Corporation, a Delaware corporation, and any successor entity.

2.13    “Corporation” means any entity that (i) is defined as a corporation under Code Section 7701 and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.

2.14    “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement.

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2.15    “Employee” means any common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code), including any employee who is also a director and/or officer, of the Company or a Subsidiary.

2.16    “Employment Agreement” means an agreement between the Company or any Subsidiary and a Participant, setting forth the terms and conditions of the Participant’s employment by the Company or such Subsidiary. For purposes of the Plan, such term shall also be deemed to include any agreement between the Company or any Subsidiary and an Advisor, setting forth the terms and conditions of the Advisor’s services for the Company or such Subsidiary.

2.17    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18    “Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if the shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked quotations on that date, or, if there are no bid and asked quotations available for such date, on the last preceding date on which such bid and asked quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (d) if none of the above is applicable, such amount as may be determined by the Committee, in good faith, to be the fair market value per share of Common Stock. In no event shall “Fair Market Value” be less than the par value of the Common Stock.

2.19    “Incentive” shall have the meaning given it in Section 2.3 above.

2.20    “Incentive Stock Option” or “ISO” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.

2.21    “Mandated Restrictions” shall have the meaning set forth in Article 3 below.

2.22    “Nonemployee Director” means a member of the Board of Directors of the Company or any Subsidiary who is not an Employee.

2.23    “Non-qualified Stock Option” means a non-qualified stock option, granted pursuant to this Plan, to which Section 421 of the Code does not apply.

2.24    “Option Exercise Price” means the price that must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.

2.25    “Option Period” means the period set forth in the Stock Option Agreement commencing on the Date of Grant and expiring at the time set forth in the Stock Option Agreement.

2.26    “Participant” shall mean an Employee, Nonemployee Director or Advisor to whom an Award is granted under this Plan.

2.27    “Plan” means this CellStar Corporation 2003 Long-Term Incentive Plan, as amended from time to time.

2.28    “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

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2.29    “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to this Plan, which shares are subject to the restrictions or limitations set forth in Article 7 of this Plan and in the related Restricted Stock Agreement.

2.30    “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to an Award of Restricted Stock.

2.31    “Retirement” means Termination of Service at or after the Company’s established retirement age, unless otherwise defined in a particular Award Agreement. To the extent that a Participant’s Employment Agreement differs from the Plan with respect to the meaning of “Retirement,” if such Employment Agreement has been approved by the Compensation Committee of the Board of Directors, the definition included in such Employment Agreement shall govern.

2.32    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

2.33    “SAR Price” means the exercise price of each share of Common Stock covered by an SAR, which shall be at least the Fair Market Value of each share of Common Stock covered by the SAR, determined on the Date of Grant of the SAR.

2.34    “Section 162(m) Exception” means the exception under Section 162(m) of the Code and the regulations promulgated thereunder for “qualified performance-based compensation.”

2.35    “Stock Appreciation Right” or “SAR” means the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the SAR Price for such shares.

2.36    “Stock Appreciation Right Agreement” means an agreement between the Company and a Participant setting forth the terms and conditions of an Award of Stock Appreciation Rights.

2.37    “Stock Option” means a Non-qualified Stock Option or an Incentive Stock Option to purchase Common Stock.

2.38    “Stock Option Agreement” means a written agreement between the Company and a Participant setting forth the terms and conditions of an Award of Stock Options.

2.39    “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.

2.40    “Ten Percent Owner” means a person who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or its parent (within the meaning of Section 424(e) of the Code) or Subsidiaries). Whether a person is a Ten Percent Owner shall be determined with respect to a Stock Option based on the facts existing immediately prior to the Date of Grant of such Stock Option.

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2.41    “Termination of Service” occurs when a Participant who is an Employee or an Advisor shall cease to serve as an Employee or Advisor of the Company and its Subsidiaries, for any reason; or, when a Participant who is a Nonemployee Director shall cease to serve as a director of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant changes his or her status as an Employee, Nonemployee Director or Advisor so long as after such change in status, the Participant is either an Employee, Nonemployee Director or Advisor. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Non-qualified Stock Option.

2.42    “Total and Permanent Disability” of a Participant means that the Participant is qualified for long-term disability benefits under the Company’s or a Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in any such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. With respect to any Award other than an Incentive Stock Option, to the extent that a Participant’s Employment Agreement differs from the Plan with respect to the meaning of “Total and Permanent Disability,” if such Employment Agreement has been approved by the Compensation Committee of the Board of Directors, the definition included in such Employment Agreement shall govern.

ARTICLE 3

ADMINISTRATION

3.1    In General.  Subject to the terms of this Article 3, the Plan shall be administered by the Board or by a committee of the Board appointed by the Board to administer the Plan (the “Committee”), consisting of at least two members of the Board; provided that, (i) with respect to any Award that is intended to satisfy the requirements of Rule 16b-3, such Award shall be granted and administered by the full Board or by a committee of the Board consisting of at least such number of directors as are required from time to time by Rule 16b-3, and each such Board or committee member shall meet such qualifications as are required by Rule 16b-3 from time to time; and (ii) with respect to any Award that is intended to satisfy the requirements of the Section 162(m) Exception, such Award shall be granted and administered by a committee of the Board consisting of at least such number of directors as are required from time to time to satisfy the Section 162(m) Exception, and each such committee member shall meet such qualifications as are required, from time to time, to satisfy the Section 162(m) Exception. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. If at any time there is no Committee to administer the Plan or the Committee fails to satisfy any applicable Mandated Restrictions, any references in this Plan to the Committee shall be deemed to refer to the Board.

The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.

3.2    Grants by the Committee.  Subject to the provisions of the Plan and except as provided in Section 3.3 below, the Committee shall have the sole discretion and authority to determine and designate from time to time the eligible persons to whom Awards will be granted and to determine and interpret the terms and provisions of each Award Agreement, including without limitation the Award Period, the Date of Grant, and such

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other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive, two or more Incentives granted in combination, or two or more Incentives granted in tandem (that is, a joint grant where exercise of one Incentive results in cancellation of all or a portion of the other Incentive). Although the members of the Committee shall be eligible to receive Awards, no member of the Committee shall participate in any decisions regarding any Award granted hereunder to such member. All decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.

3.3    Delegation of Authority by Board.  Subject to the provisions of the Plan and notwithstanding Section 3.2 above, the Board may, in its discretion, from time to time delegate to the Chief Executive Officer of the Company (the “CEO”) the authority, subject to such terms as the Board shall determine, to determine and designate from time to time the eligible persons to whom Awards may be granted and to perform other specified functions under the Plan; provided, however, that the CEO may not grant any Award to, or perform any function related to an Award to, himself or any individual (i) then subject to Section 16 of the Exchange Act or (ii) who is or, in the determination of the Board or the Committee, may become a “covered employee” as that term is defined in Section 162(m) of the Code, and any such grant or function relating to such individuals shall be performed solely by the Board or the Committee to ensure compliance with the applicable requirements of the Exchange Act and the Code.

Any such delegation of authority by the Board shall be by a resolution adopted by the Board and shall specify all of the terms and conditions of the delegation. The resolution of the Board granting such authority may authorize the CEO to grant Awards pursuant to Sections 6.1, 7.1, 8.1, and 9.1 of the Plan and may set forth the types of Awards that may be granted; provided, however, that the resolution shall (i) specify the maximum number of shares of Common Stock that may be awarded to any individual Participant and to all Participants during a specified period of time, (ii) specify the maximum amount of any Cash Award and any conditions, limitations, or restrictions to be imposed on Cash Awards, and (iii) specify the exercise price (or the method for determining the exercise price) of an Award, the Option Period, vesting schedule, and any other terms, conditions, or restrictions that may be imposed by the Board in its sole discretion. The resolution of the Board shall also require the CEO to provide the Board or the Committee, on at least a quarterly basis, a report that identifies the Awards granted and, with respect to each Award: the name of the Participant, the Date of Grant, the number of shares of Common Stock subject to such Award, the exercise price, and any other terms which are in the CEO’s discretion as set forth in the resolution of the Board granting such authority.

3.4    Interpretation of the Plan.  Subject to the provisions of the Plan, the Committee shall have sole discretion and authority to (i) interpret the Plan; (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan; (iii) modify or amend any Award Agreement or waive any conditions or restrictions applicable to any Stock Option or SAR (or the exercise thereof) or to any shares of Restricted Stock; and (iv) make such other determinations and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties. The discretionary authority granted to the Committee hereunder shall not be limited or otherwise negated by any other provisions of the Plan.

The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee.

With respect to restrictions (“Mandated Restrictions”) in the Plan that are based on the requirements of Rule 16b-3, Section 422 of the Code, the Section 162(m) Exception, the rules of any exchange upon which the Company’s securities are listed, or any other applicable law, rule or restriction (collectively, “Applicable Law”),

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to the extent that any such Mandated Restrictions are no longer required by Applicable Law as determined by the Committee in the Committee’s sole discretion, the Committee and the CEO, as applicable, shall have the authority to grant Awards that are not subject to such Mandated Restrictions and/or to waive any such Mandated Restrictions with respect to outstanding Awards.

ARTICLE 4

ELIGIBILITY

Any Employee, Nonemployee Director, or Advisor whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a Corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Nonemployee Director, or Advisor. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including without limitation determinations of which persons, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Employees, Nonemployee Directors and/or Advisors who receive, or are eligible to receive, Awards under the Plan.

ARTICLE 5

SHARES SUBJECT TO PLAN

5.1    Number Available for Awards.  Subject to adjustment as provided in Articles 12 and 13, the maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan is 1,000,000 shares. Such shares of Common Stock may be made available from either authorized but unissued Common Stock, Common Stock held by the Company in its treasury or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of this Plan.

5.2    Maximum Individual Grants.  No Participant may receive during any fiscal year of the Company, Awards in the form of shares of Common Stock, including Stock Options, SARs or Restricted Stock, covering an aggregate of more than 150,000 shares of Common Stock.

5.3    Reuse of Shares.

(a)    Subject to Section 5.3(c), if, and to the extent, a Stock Option shall expire or terminate for any reason without having been exercised in full, or in the event that a Stock Option is exercised or settled in a manner such that some or all of the shares of Common Stock relating to the Stock Option are not issued to the Participant (or beneficiary) (including as the result of the use of shares for withholding taxes), the shares of Common Stock subject thereto which have not become outstanding shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan; in addition, with respect to any share-for-share exercise pursuant to Section 6.6 or otherwise, only the “net” shares issued shall be deemed to have become outstanding for purposes of the Plan as a result thereof.

(b)    Subject to Section 5.3(c), if shares of Restricted Stock under the Plan are forfeited for any reason, such shares of Restricted Stock shall (unless the Plan shall have sooner terminated) become available for issuance under the Plan.

(c)    In no event shall the number of shares of Common Stock subject to Incentive Stock Options exceed, in the aggregate, 1,000,000 shares of Common Stock plus shares subject to Incentive Stock Options which are forfeited or terminated, or expire unexercised.

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ARTICLE 6

STOCK OPTIONS

6.1    Grant of Stock Options.  The Committee may, in its sole discretion, grant Stock Options in accordance with the terms and conditions set forth in the Plan. Any Stock Option granted pursuant to this Plan must be granted within ten (10) years after the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Stock Options under the Plan prior to the time of stockholder approval. Any such Stock Option granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of a Stock Option to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

The grant of a Stock Option shall, subject to Article III, be authorized by the Committee and shall be evidenced by a Stock Option Agreement setting forth the Date of Grant, the total number of shares purchasable pursuant to the Stock Option, the Option Exercise Price, the Option Period, the vesting schedule (if any), and such other terms, provisions, limitations and performance objectives, as are approved by the Committee, but not inconsistent with the Plan.

6.2    Option Exercise Price.  The Option Exercise Price for any shares of Common Stock which may be purchased under a Stock Option shall be determined by the Committee and shall be at least equal to the Fair Market Value per share of Common Stock on the Date of Grant; provided that, with respect to any Incentive Stock Option that is granted to an Employee who is a Ten Percent Owner, the Option Exercise Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.

6.3    Option Period.  The Option Period for any Stock Option shall be determined by the Committee and specified in the Stock Option Agreement. No Stock Option granted under the Plan may be exercised at any time after the end of its Option Period. The Option Period for any Stock Option shall be no more than ten (10) years from the Date of Grant or, with respect to any Incentive Stock Option that is granted to a Ten Percent Owner, the Option Period of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.

6.4    Maximum ISO Grants.  The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries or parent) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which portion of the Stock Option will be treated as an Incentive Stock Option.

6.5    Exercise of Stock Options.  Subject to the terms, conditions, and restrictions of the Plan, each Stock Option may be exercised in accordance with the terms of the Stock Option Agreement pursuant to which the Stock Option is granted. The Committee, in its sole discretion, may determine that a Stock Option will be immediately exercisable, in whole or in part, or that all or any portion may not be exercised until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of the Plan and the Award Agreement. If the Committee imposes conditions upon exercise of any Stock Option, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised; provided that, the Committee shall not, without the Participant’s consent, accelerate any Incentive Stock Option if such acceleration would disqualify such Stock Option as an Incentive Stock Option.

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Notwithstanding anything in the Plan to the contrary, to the extent required by Rule 16b-3, a Reporting Participant may not exercise a Stock Option or Stock Appreciation Right until at least six months have expired from the “date of grant” (within the meaning of Rule 16b-3).

Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option will be deemed exercised for purposes of the Plan when (i) written notice of exercise has been received by the Company at its principal office (which notice shall set forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof, which shall be at least three (3) days after giving such notice, unless an earlier time shall have been mutually agreed upon) and (ii) payment of consideration with a value equal to the total Option Exercise Price of the shares to be purchased is received by the Company in accordance with Section 6.6 below; provided that, with respect to a cashless exercise of any Stock Option (in accordance with clause (c) of Section 6.6 below), such Stock Option will be deemed exercised for purposes of the Plan on the date of sale of the shares of Common Stock received upon exercise. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

6.6    Payment of Option Exercise Price.  The Option Exercise Price is payable as provided in the Stock Option Agreement, which may provide for payment in one or more of the following ways: (a) in cash or by certified check, bank draft, or money order payable to the order of the Company, (b) with Common Stock (including Restricted Stock) owned by the Participant and valued at its Fair Market Value on the date of exercise, and which the Participant has not acquired from the Company within six (6) months prior to the date of exercise, (c) by delivery (including by FAX) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. In the event that shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.

Except as otherwise provided in the applicable Stock Option Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates for the Common Stock then being purchased to be delivered to the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office or other mutually agreed upon location within ten (10) business days after the exercise.

Except as may be otherwise provided in a Stock Option Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Company.

6.7    Limitation on Incentive Stock Option Characterization.  To the extent that any Stock Option fails to qualify as an Incentive Stock Option, such Stock Option will be considered a Non-qualified Stock Option.

6.8    Termination of Service.  Unless otherwise permitted by the Committee, in its sole discretion, in the event of Termination of Service of a Participant, any Stock Options held by such Participant shall be exercisable as follows:

(a)    Termination Due to Death or Total and Permanent Disability.  In the event of a Participant’s Termination of Service due to death or Total and Permanent Disability, such Participant’s Stock Options may be exercised, to the extent such Stock Options could have been exercised by the Participant on the date of the Participant’s death or Total and Permanent Disability (as applicable), for a period of twelve (12) months after the Participant’s death or Total and Permanent Disability (as applicable) or until the expiration of the original Option Period (if sooner).

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(b)    Termination Due to Retirement.  In the event of a Participant’s Termination of Service due to Retirement, such Participant’s Stock Options may be exercised, to the extent such Stock Options could have been exercised by the Participant on the date of the Participant’s Retirement, for a period of three (3) months after the date of the Participant’s Retirement or until the expiration of the original Option Period (if sooner).

(c)    Termination for Reasons Other than Death, Total and Permanent Disability, or Retirement.  In the event of a Participant’s Termination of Service for any reason other than death, Total and Permanent Disability, or Retirement, such Participant’s Stock Options may be exercised, to the extent such Stock Options could have been exercised by the Participant on the date of such Termination of Service, for a period of thirty (30) days after the date of such Termination of Service or until the expiration of the original Option Period (if sooner).

6.9    Transferability of Stock Options.

(a)    Incentive Stock Options.  Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Stock Option Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.

The Committee may waive or modify any limitation contained in this Section 6.9(a) that is not required for compliance with Section 422 of the Code.

(b)    Non-qualified Stock Options. Except as otherwise provided herein, Non-qualified Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option.

(1)    Participants Other Than Reporting Participants.  With respect to Non-qualified Stock Options granted hereunder to any Participant who is not a Reporting Participant, the Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) such provisions regarding transferability of the Non-qualified Stock Options as the Committee, in its sole discretion, deems appropriate.

(2)    Reporting Participants.  The Committee may, in its sole discretion, provide in any Stock Option Agreement (or in an amendment to any existing Stock Option Agreement) that Non-qualified Stock Options granted hereunder to a Reporting Participant may be transferred to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Participant and/or such Immediate Family Members, (iii) a partnership in which the only partners are the Participant, such Immediate Family Members and/or entities which are controlled by the Participant and/or such Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Stock Option Agreement pursuant to which such Non-qualified Stock Option is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Non-qualified Stock Options shall be prohibited except those by will or the laws of descent and distribution.

Following any transfer, any such Non-qualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 6.5 and 6.6, and Articles 10, 12, 13, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied

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with respect to the original Participant, following which the Non-qualified Stock Option shall be exercisable by the transferee only to the extent and for the periods specified in the Stock Option Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Non-qualified Stock Option of any expiration, termination, lapse or acceleration of such Stock Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Non-qualified Stock Option that has been transferred by a Participant under this Section 6.9(b)(2).

The Committee may waive or modify any limitation contained in this Section 6.9(b)(2) that is not required for compliance with Rule 16b-3.

ARTICLE 7

RESTRICTED STOCK

7.1    Grant of Restricted Stock.  The Committee may, in its sole discretion, grant an Award of Restricted Stock in accordance with the terms and conditions set forth in the Plan. Any Award of Restricted Stock granted pursuant to this Plan must be granted within ten (10) years after the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards of Restricted Stock under the Plan prior to the time of stockholder approval. Any such Award of Restricted Stock granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award of Restricted Stock to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

The grant of an Award of Restricted Stock shall be evidenced by a Restricted Stock Agreement setting forth (i) the Date of Grant, (ii) the number of shares of Restricted Stock awarded, (iii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iv) the time or times within which such Award may be subject to forfeiture, (v) specified performance goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company or any Subsidiary, or other criteria, if any, that the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (vi) such other terms, limitations, restrictions and conditions of the Restricted Stock as are consistent with the Plan. The provisions of Awards of Restricted Stock need not be the same with respect to each Participant. If the Committee establishes a purchase price for an Award of Restricted Stock, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Restricted Stock Agreement and paying such purchase price.

7.2    Restrictions and Conditions.  Each Award of Restricted Stock shall confer upon the recipient thereof the right to receive a specified number of shares of Common Stock in accordance with the terms and conditions of each Participant’s Restricted Stock Agreement and the restrictions and conditions set forth below:

(a)    The shares of Common Stock awarded hereunder to a Participant shall be restricted for a period of time (the “Restriction Period”) to be determined by the Committee for each Participant at the time of the Award. The restrictions shall prohibit the sale, transfer, pledge, assignment or other encumbrance of such shares and shall provide for possible reversion thereof to the Company in accordance with subparagraph (f) during the Restriction Period. The Restriction Period shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Restricted Stock Agreement, and, unless otherwise established by the Committee in the Restricted Stock Agreement, shall expire upon satisfaction of the conditions set forth in the Restricted Stock Agreement, which conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) any other measurements of Company performance, as determined by the Committee in its sole discretion. The Committee may, in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

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(b)    Except as provided in subparagraph (a) above or in the applicable Restricted Stock Agreement, from the Date of Grant of an Award of Restricted Stock, the Participant shall have, with respect to his or her shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon, subject to forfeiture of such rights, as provided in subparagraph (f) below.

(c)    Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock, which shall be registered in the name of the Participant, but shall be delivered by the Participant to the Company together with a stock power endorsed in blank. Each such certificate shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially in the form provided in Section 16.8.

Each Restricted Stock Agreement shall require that (i) each Participant, by his or her acceptance of Restricted Stock, shall irrevocably grant to the Company a power of attorney to transfer any shares so forfeited to the Company and agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and (ii) such provisions regarding returns and transfers of stock certificates with respect to forfeited shares of Common Stock shall be specifically performable by the Company in a court of equity or law.

(d)    Upon the lapse of a Restriction Period without forfeiture or upon expiration of any other restrictions imposed on such shares of Common Stock by the applicable Restricted Stock Agreement or other agreement, the Company will return the stock certificates representing shares of Common Stock with respect to which the restrictions have lapsed to the Participant or his or her legal representative, and pursuant to the instruction of the Participant or his or her legal representative will issue a certificate for such shares that does not bear the legend set forth in subparagraph (c) above.

(e)    Any other securities or assets (other than ordinary cash dividends) that are received by a Participant with respect to shares of Restricted Stock awarded to such Participant, which shares are still subject to restrictions established in accordance with subparagraph (a) above, will be subject to the same restrictions and will be delivered by the Participant to the Company as provided in subparagraph (c) above.

(f)    Subject to the provisions of the particular Restricted Stock Agreement, and unless otherwise permitted by the Committee in its sole discretion, upon Termination of Service for any reason during the Restriction Period, any nonvested shares of Restricted Stock held by such Participant shall be forfeited by the Participant. In the event a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Company shall, as soon as practicable after the event causing forfeiture (but in any event within five (5) business days), pay to the Participant, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.

7.3    Notice to Company of Section 83(b) Election.  Any Participant who exercises an election under Section 83(b) of the Code to have his or her receipt of shares of Restricted Stock taxed currently, without regard to restrictions, must give notice to the Company of such election immediately upon making such election. Any such election must be made within thirty (30) days after the effective date of issuance and cannot be revoked except with the consent of the Internal Revenue Service.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1    Grants of SARs.  The Committee may, in its sole discretion, grant Stock Appreciation Rights in accordance with the terms and conditions set forth in the Plan. Any SARs granted pursuant to this Plan must be

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granted within ten (10) years after the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant SARs under the Plan prior to the time of stockholder approval. Any such SARs granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an SAR to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.

Each Stock Appreciation Right Agreement may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are determined by the Committee in its sole discretion. An SAR may be granted in combination with, in addition to, or completely independent of, a Stock Option or any other Award. An SAR shall entitle a Participant at his election to surrender to the Company all or a portion of the SAR, as the Participant shall choose, and to receive from the Company in exchange therefor an amount equal to the excess (if any) of the Fair Market Value of a share of Common Stock on the date of exercise over the SAR Price, multiplied by the total number of shares of Common Stock with respect to which the SAR shall have been exercised.

8.2    SAR Price.  The SAR Price for any share of Common Stock subject to an SAR shall be at least equal to the Fair Market Value of the share on the Date of Grant.

8.3    Award Period.  Subject to Section 8.9 below, the Award Period for any Stock Appreciation Right shall be determined by the Committee and specified in the Stock Appreciation Right Agreement. No SAR granted under the Plan may be exercised at any time after the end of its Award Period. The Award Period for any Stock Appreciation Right shall be no more than ten (10) years from its Date of Grant.

8.4    Form of Payment.  In the discretion of the Committee, the Company may satisfy its payment obligation upon a Participant’s exercise of an SAR (i) in cash, (b) in shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or (c) in part with cash and in part with shares of Common Stock.

8.5    Exercise of SARs.  Subject to the following paragraph, each Stock Appreciation Right shall be exercisable in accordance with the terms of the Stock Appreciation Rights Agreement pursuant to which the Stock Appreciation Right is granted. Subject to the conditions of this Section 8.5 and such administrative regulations as the Committee may from time to time adopt, an SAR may be exercised by the delivery (including by FAX) of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the SAR is to be exercised and the date of exercise thereof, which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the date of exercise, the Participant shall receive from the Company in exchange therefor payment in an amount equal to the excess (if any) of the Fair Market Value (as of the date of the exercise of the SAR) of one share of Common Stock over the SAR Price per share specified in such SAR, multiplied by the total number of shares of Common Stock of the SAR being surrendered. In the discretion of the Committee, the Company may satisfy its obligation upon exercise of a SAR by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the date of the exercise of the SAR) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

8.6    Effect on Stock Options and Vice-Versa.  Whenever a Stock Appreciation Right is granted in tandem with a Stock Option and the exercise of one affects the right to exercise the other, the right of the Participant to exercise one shall be canceled if, and to the extent, the other is exercised. For example, if a Stock Option and an SAR are issued in a tandem Award, and the Participant exercises the SAR with respect to 100 shares of Common Stock, the right of the Participant to exercise the related Stock Option shall be canceled to the extent of 100 shares of Common Stock.

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8.7    Termination of Employment or Service.  Unless otherwise permitted by the Committee, in its sole discretion, in the event of Termination of Service of a Participant, any Stock Appreciation Rights held by such Participant shall be exercisable as set forth below; provided that, whenever a Stock Appreciation Right is granted in relation to a Stock Option and the exercise of one affects the right to exercise the other, the Stock Appreciation Right may be exercised only during the period, if any, within which the Stock Option to which it relates may be exercised.

(a)    Termination Due to Death or Total and Permanent Disability.  In the event of a Participant’s Termination of Service due to death or Total and Permanent Disability, such Participant’s Stock Appreciation Rights may be exercised, to the extent such Stock Appreciation Rights could have been exercised by the Participant on the date of the Participant’s death or Total and Permanent Disability (as applicable), for a period of twelve (12) months after the Participant’s death or Total and Permanent Disability (as applicable) or until the expiration of the original Award Period (if sooner).

(b)    Termination Due to Retirement.  In the event of a Participant’s Termination of Service due to Retirement, such Participant’s Stock Appreciation Rights may be exercised, to the extent such Stock Appreciation Rights could have been exercised by the Participant on the date of the Participant’s Retirement, for a period of three (3) months after the date of the Participant’s Retirement or until the expiration of the original Award Period (if sooner).

(c)    Termination for Reasons Other than Death, Total and Permanent Disability, or Retirement.  In the event of a Participant’s Termination of Service for any reason other than death, Total and Permanent Disability, or Retirement, such Participant’s Stock Appreciation Rights may be exercised, to the extent such Stock Appreciation Rights could have been exercised on the date of such Termination of Service, for a period of thirty (30) days after the date of such Termination of Service or until the expiration of the original Award Period (if sooner).

8.8    Transferability of Stock Appreciation Rights.  Except as otherwise provided herein, SARs may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The designation by a Participant of a beneficiary will not constitute a transfer of the SAR.

(a)    Participants Other Than Reporting Participants.  Subject to Section 8.9 below, with respect to SARs granted hereunder to any Participant who is not a Reporting Participant, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) such provisions regarding transferability of the SARs as the Committee, in its sole discretion, deems appropriate.

(b)    Reporting Participants.  Subject to Section 8.9 below, the Committee may, in its sole discretion, provide in any Stock Appreciation Rights Agreement (or in an amendment to any existing Stock Appreciation Rights Agreement) that Stock Appreciation Rights granted hereunder to a Reporting Participant may be transferred to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of the Participant and/or such Immediate Family Members, (iii) a partnership in which the only partners are the Participant, such Immediate Family Members and/or entities which are controlled by the Participant and/or such Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Stock Appreciation Rights Agreement pursuant to which such Stock Appreciation Right is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Stock Appreciation Rights shall be prohibited except those by will or the laws of descent and distribution.

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Following any transfer, any such Stock Appreciation Right shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 8.4 and 8.5, and Articles 10, 12, 13, 14 and 16 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the SAR shall be exercisable by the transferee only to the extent and for the periods specified in the Stock Appreciation Rights Agreement. The Committee and the Company shall have no obligation to inform any transferee of an SAR of any expiration, termination, lapse or acceleration of such SAR. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under an SAR that has been transferred by a Participant under this Section 8.8(b).

The Committee may waive or modify any limitation contained in this Section 8.8(b) that is not required from compliance with Rule 16b-3.

8.9    Tandem Incentive Stock Option—Stock Appreciation Right.  Whenever an Incentive Stock Option and a Stock Appreciation Right are granted together and the exercise of one affects the right to exercise the other, the following requirements shall apply:

(a)    The Stock Appreciation Right shall expire no later than the expiration of the underlying Incentive Stock Option;

(b)    The Stock Appreciation Right may be for no more than the difference between the Stock Option Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Common Stock subject to the underlying Incentive Stock Option at the time the SAR is exercised;

(c)    The Stock Appreciation Right is transferable only when the underlying Incentive Stock Option is transferable, and under the same conditions;

(d)    The Stock Appreciation Right may be exercised only when the underlying Incentive Stock Option is eligible to be exercised; and

(e)    The Stock Appreciation Right may be exercised only when the Fair Market Value of the Common Stock subject to the underlying Incentive Stock Option exceeds the Option Exercise Price of the underlying Incentive Stock Option.

ARTICLE 9

CASH AWARDS

9.1    Grant of Cash Awards.  The Committee may, in its sole discretion, grant Cash Awards in accordance with the terms and conditions set forth in the Plan. Each related Award Agreement shall set forth (i) the amount of the Cash Award, (ii) the time or times within which such Award may be subject to forfeiture, if any, (iii) specified performance goals, or other criteria, if any, as the Committee may determine must be met in order to remove any restrictions (including vesting) on such Award, and (iv) any other terms, limitations, restrictions, and conditions of the Incentive that are consistent with this Plan.

The Award Agreement shall also set forth the vesting period for the Cash Award, if any, which shall commence on the Date of Grant and, unless otherwise established by the Committee in the Award Agreement, shall expire upon satisfaction of the conditions set forth in the Award Agreement. Such conditions may provide for vesting based on (i) length of continuous service, (ii) achievement of specific business objectives, (iii) increases in specified indices, (iv) attainment of specified growth rates, or (v) other comparable measurements of Company performance, as may be determined by the Committee in its sole discretion.

9.2    Termination of Service.  Subject to the provisions of the particular Award Agreement, and unless otherwise permitted by the Committee, in its sole discretion, upon Termination of Service for any reason during a

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vesting period (if any), the nonvested portion of a Cash Award shall be forfeited by the Participant. Upon any forfeiture, all rights of a Participant with respect to the forfeited Cash Award shall cease and terminate, without any further obligation on the part of the Company.

9.3    Form of Payment.  In the sole discretion of the Committee, the Company may satisfy its obligation under a Cash Award by the distribution of that number of shares of Common Stock or Restricted Stock, or any combination thereof, having an aggregate Fair Market Value (as of the date of payment) equal to the amount of cash otherwise payable to the Participant, and/or by the distribution of Stock Options having an aggregate fair value (as determined by the Committee, in its sole discretion, in good faith) equal to the amount of cash otherwise payable to the Participant, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash. If required by Rule 16b-3 at the time of distribution, any shares of Common Stock distributed to a Reporting Participant must be held by such Participant for at least six (6) months from the date of distribution.

ARTICLE 10

AMENDMENT OR DISCONTINUANCE

Subject to the limitations set forth in this Article 10, the Board, or, if the Board has specifically delegated this authority to the Committee, the Committee, may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part; provided that no amendment shall be made without approval of the stockholders of the Company if such approval is required in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421 and 422 of the Code, including any successors to such Sections or if required by any law, regulation or stock exchange or inter-dealer quotation system on which the shares of Common Stock to be issued pursuant to an Incentive are listed or quoted. Any such amendment shall, to the extent deemed necessary or advisable by the Board or Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. In addition, unless required by law, no termination or amendment of the Plan may, without the consent of the Participant to whom any Incentive has theretofore been granted, adversely affect the rights of such Participant or obligations of the Company to such Participant with respect to such Incentive.

ARTICLE 11

TERM

The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on March 12, 2013, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.

ARTICLE 12

CAPITAL ADJUSTMENTS

If at any time while the Plan is in effect, or while unexercised Stock Options or SARs or unvested shares of Restricted Stock are outstanding, there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from any dividend or other distribution (whether in the form of Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase, or

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exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affecting the Common Stock, then and in such event:

(a)    An appropriate adjustment shall be made in the maximum number of shares of Common Stock that may be awarded under the Plan and in the maximum number of shares of Common Stock that may be awarded to a Participant, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock shall continue to be subject to being so awarded;

(b)    Appropriate adjustments shall be made in the number of shares of Common Stock purchasable under outstanding, unexercised Stock Options and the Option Exercise Price therefor, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each such instance shall remain subject to purchase at the same aggregate Option Exercise Price;

(c)    Appropriate adjustments shall be made in the number of shares of Common Stock subject to outstanding, unexercised SARs and the SAR Price therefor, to the end that the same proportion of the Company’s issued and outstanding shares of Common Stock in each instance shall remain subject to exercise at the same aggregate SAR Price; and

(d)    Appropriate adjustments shall be made in the number of outstanding shares of Restricted Stock with respect to which restrictions have not yet lapsed prior to any such change.

Notwithstanding any adjustments made hereunder, the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. In lieu of the foregoing, if deemed appropriate, the Committee may make provision for a cash payment to the holder of an outstanding Award. Notwithstanding the foregoing, no such adjustment or cash payment shall be made or authorized to the extent that such adjustment or cash payment would cause the Plan or any Stock Option to violate Code Section 422. Furthermore, no such adjustment or cash payment shall be made under this Article 12 for the issuance of Common Stock or any other security for consideration, not less than the par value thereof, as may be determined by the Board. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market, or stock quotation system to which the Company is subject.

Upon the occurrence of each event requiring an adjustment or cash payment with respect to Stock Options, SARs, or shares of Restricted Stock, the Company shall mail to each affected Participant its computation of such adjustment or cash payment which shall be conclusive and shall be binding upon each such Participant.

ARTICLE 13

RECAPITALIZATION, MERGER AND CONSOLIDATION

13.1    No Effect on Company’s Authority.  The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

13.2    Conversion of Incentives Where Company Survives.  Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.

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13.3    Exchange or Cancellation of Incentives Where Company Does Not Survive.  In the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised or unvested portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company that were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms (subject to Section 13.4 below).

Notwithstanding the foregoing, however, all such Incentives may be canceled by the Company, in its sole discretion, as of the effective date of any such reorganization, merger, consolidation or share exchange, or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

(a)    giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise during the thirty (30) day period next preceding such effective date of any outstanding Stock Options or SARs, whether or not vested in accordance with their original terms, and by waiving all restrictions on outstanding shares of Restricted Stock; or

(b)    paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the exercise price per share of such Stock Option (hereinafter the “Spread”), multiplied by the number of shares subject to the Stock Option. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Stock Options shall be made, such as deeming the Stock Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.

An Award that by its terms would be fully vested or exercisable upon such a reorganization, merger, consolidation, share exchange, proposed sale of all or substantially all of the assets of the Company or dissolution or liquidation of the Company will be considered vested or exercisable for purposes of subparagraph (a) hereof.

ARTICLE 14

LIQUIDATION OR DISSOLUTION

Subject to Section 13.3, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise of any Option or SAR (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable, or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock as if such award had been exercised immediately prior to such sale, dissolution, liquidation or winding up. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such), then in such event the exercise prices then in effect with respect to any outstanding Stock Options or SARs shall be reduced, on the payment date of such distribution, in proportion to

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the percentage reduction in the tangible book value of the shares of the Company’s Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution.

ARTICLE 15

INCENTIVES IN SUBSTITUTION FOR

INCENTIVES GRANTED BY OTHER CORPORATIONS

Stock Options, SARs and shares of Restricted Stock may be granted under the Plan from time to time in substitution for similar options, stock appreciation rights or shares of restricted stock held by employees or directors of a corporation, partnership or limited liability company who become or are about to become Employees or Nonemployee Directors of the Company or any Subsidiary as a result of a merger or consolidation of the employing corporation with the Company or any Subsidiary, the acquisition by the Company or any Subsidiary of equity of the employing entity, or any other similar transaction pursuant to which the Company or a Subsidiary becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options, stock appreciation rights or shares of restricted stock in substitution for which they are granted.

ARTICLE 16

MISCELLANEOUS PROVISIONS

16.1    Investment Intent.  The Company may require that there be presented to and filed with it by any Participant under the Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

16.2    No Right to Continued Employment.  Neither the Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.

16.3    Indemnification of Board and Committee.  No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

16.4    Effect of the Plan.  Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.

16.5    Compliance With Securities Laws and other Rules and Regulations.  The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Notwithstanding anything herein to the contrary, the Company shall have no obligation to sell or issue shares of Common Stock under any Incentive if the Committee determines, in its sole discretion, (i) that issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities

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exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including without limitation Section 16 of the Exchange Act and Section 162(m) of the Code), or (ii) if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished; and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation.

16.6    Withholding; Notice of Disposition of Stock Prior to Expiration of ISO Holding Period.

(a)    Condition Precedent.  The Company or, if applicable, any Subsidiary (for purposes of this Section 16.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. Whenever shares of Common Stock are to be issued pursuant an Award, the Company may, in its sole discretion, require the Participant to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Common Stock.

(b)    Manner of Satisfying Withholding Obligation.  When a Participant is required to pay to the Company an amount required to be withheld under applicable tax laws in connection with an Award, such payment may be made (i) in cash, (ii) by check, (iii) if permitted by the Committee, by delivery to the Company of shares of Common Stock already owned by the Participant that the Participant has not acquired from the Company within six (6) months prior to the date of exercise having an aggregate Fair Market Value on the date the amount of tax to be withheld is to be determined (the “Tax Date”) equal to the amount required to be withheld, (iv) with respect to Stock Options, through the withholding by the Company (“Company Withholding”) of a portion of the shares of Common Stock acquired upon the exercise of the Stock Options (provided that, with respect to any Stock Option held by a Reporting Participant, at least six (6) months has elapsed between the Date of Grant of such Stock Option and the exercise involving tax withholding) having an aggregate Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration, as permitted by the Committee in its discretion; provided that a Reporting Participant shall not be permitted to satisfy his or her withholding obligation through Company Withholding unless required to do so by the Committee, in its sole discretion. The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable. The Committee may waive or modify any limitation contained in this Section that is not required for compliance with Rule 16b-3.

(c)    Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options.  If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

16.7    Use of Proceeds.  Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

16.8    Legend.  Each certificate representing shares of Restricted Stock issued to a Participant pursuant to the Plan shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof and the applicable security laws (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):

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On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain CellStar Corporation 2003 Long-Term Incentive Plan, as amended from time to time, a copy of which is on file at the principal office of the Company in Carrollton, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledge hereof agrees to be bound by all of the provisions of said Plan.”

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

A copy of this Plan shall be kept on file in the principal office of the Company in Carrollton, Texas.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed as of March 13, 2003, by its President and Secretary pursuant to prior action taken by the Board.

CellStar Corporation

By:	/s/ Terry S. Parker

Its:	Chief Executive Officer

Attest:

/s/  Elaine Flud Rodriguez

Elaine Flud Rodriguez, Secretary

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Appendix B

March 13, 2003

Board of Directors

CellStar Corporation

1730 Briercroft Court

Carrollton, TX 75006

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to CellStar Corporation (the “Company”) of the consideration to be received by the Company in connection with the initial public offering of CellStar’s operations in the People’s Republic of China, Hong Kong and Taiwan (the “Greater China Operations”) through CellStar Asia Pacific Group Holding Ltd. (“New CellStar Asia”) and the related transactions described in the Letter of Intent between the Company and Mr. A. S. Horng dated March 13, 2003 (the “Letter of Intent”) (collectively, the “Transaction”). For purposes of this opinion, we are assuming that the market capitalization of New CellStar Asia, based on the price of the stock sold in the initial public offering, will be not less than $200 million and that the expenses of the Transaction to be paid by the Company will approximate the estimated costs outlined in the draft CellStar proxy statement dated March 11, 2003. Certain terms of the Transaction are outlined in the Letter of Intent.

In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

1.	Visited the Greater China Operations facilities and operations in Hong Kong and Shanghai, China;

2.	reviewed the financial terms and conditions as stated in the Letter of Intent dated March 13, 2003;

3.	reviewed the audited financial statements of the Greater China Operations as of and for the fiscal years ended 2000, 2001 and 2002;

4.	reviewed the Company’s annual and quarterly reports filed on Form 10-K and 10-Q for the fiscal year ended November 30, 2002 and the quarters ended February 28, May 31, and August 31, 2002;

5.	reviewed other historical and projected Greater China Operations financial and operating information requested from and/or provided by the Company and Greater China Operations management;

6.	reviewed certain other publicly available information on the Company;

7.	reviewed a draft CellStar proxy statement dated March 11, 2003;

8.	reviewed a draft prospectus for the proposed initial public offering of New CellStar Asia dated March 12, 2003; and

9.	met with members of the senior management of the Company and the Greater China Operations and discussed certain information relating to the aforementioned and any other matters which we have deemed relevant to our inquiry.

We have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company, the Greater China Operations or any other party, and we have undertaken no duty or responsibility to verify independently any of such information. We have not made or obtained an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with us, we have assumed that such forecasts and other information and data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management, and we have relied upon each party to advise us promptly if any information previously provided became inaccurate or was required to be updated during the period of our review. We have assumed that the Transaction contemplated in the Letter of

Intent, including the initial public offering of New CellStar Asia, will be consummated substantially in accordance with the Letter of Intent.

Our opinion is based upon market, economic, financial and other circumstances and conditions existing and disclosed to us as of March 13, 2003, and any material change in such circumstances and conditions would require a reevaluation of this opinion, which we are under no obligation to undertake.

We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Transaction or the availability or advisability of any alternatives to the Transaction. We express no opinion as to the expected trading price of the common stock of New CellStar Asia upon completion of the Transaction. We did not structure the Transaction or negotiate the final terms of the Transaction. Our opinion is limited to the fairness, from a financial point of view, of the Transaction to the Company. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve or consummate the Transaction.

In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of the Company and the Greater China Operations and certain other publicly held companies in businesses we believe to be comparable to the Greater China Operations; (ii) the current and projected financial position and results of operations of the Company and the Greater China Operations; and (iii) the general condition of the securities markets.

In arriving at this opinion, Raymond James & Associates, Inc. (“Raymond James”) did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

Raymond James is actively engaged in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. Raymond James will receive a fee upon the delivery of this opinion and an additional fee contingent upon the closing of the Transaction. In addition, the Company has agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business, Raymond James may trade in the securities of the Company for our own account or for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

It is understood that this letter is for the information of the Board of Directors of the Company in evaluating the proposed Transaction and does not constitute a recommendation to any shareholder of the Company regarding how said shareholder should vote on the proposed Transaction. This opinion is not to be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld.

Based upon and subject to the foregoing, it is our opinion that, as of March 13, 2003, assuming that the market capitalization of New CellStar Asia, based on the price of the stock sold in the initial public offering, will be not less than $200 million and that the expenses of the Transaction to be paid by the Company will approximate the estimated costs outlined in the draft CellStar proxy statement dated March 11, 2003, the consideration to be received by the Company in the Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

RAYMOND JAMES & ASSOCIATES, INC.

PROXY

CELLSTAR CORPORATION

1730 Briercroft Court

Carrollton, Texas 75006

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Terry S. Parker and Elaine Flud Rodriguez, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CellStar Corporation held of record by the undersigned on                  , 2003 at the Annual Meeting of Stockholders to be held on                     , 2003 or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1 through 3. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

The Board of Directors recommends that the stockholders vote FOR each of the proposals. Please review carefully the Proxy Statement delivered with this Proxy.

1.	Proposal to elect James L. Johnson, John L. (“J.L.”) Jackson and Jere W. Thompson as directors for a term of three years and, in each case, until their successors are elected and qualified.

☐  FOR all nominees listed above                                                              ☐  WITHHOLD AUTHORITY

(except as marked to the contrary below)                                                  to vote for all nominees listed above

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided above.)

2.	Proposal to approve the CellStar Corporation 2003 Long-Term Incentive Plan.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

3.	Proposal to approve the divestiture of up to 70% of the equity ownership of CellStar’s operations in the People’s Republic of China, Hong Kong and Taiwan, resulting in a divestiture of substantially all of CellStar’s Asian operations.

☐  FOR                ☐  AGAINST                ☐  ABSTAIN

The Proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

Signature

Dated:	, 2003

Signature if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

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